As filed with the Securities and Exchange Commission on October 18, 2000
An Exhibit List can be found on page 82

Registration No. 333 -______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORVEC, INC.
(exact name of registrant specified in its charter)

                           New York                          336350                    16-1509512
                    ------------------------       -------------------------       --------------------
                   (State of incorporation)     (Primary Standard        (IRS Employer
                                                         Industrial Classification)  Identification Number)

11 Pond View Drive, Rochester, New York 14534
-------------------------------------------------------------------
(Address of principal executive offices)

Keith E. Gleasman, President
TORVEC, INC.
11 Pond View Drive
Rochester, New York 14534
---------------------------
(Name and address of agent for service)
(716) 248-8549
--------------
(Telephone number, including area code, of agent for service)

COPIES TO:
Robert Oppenheimer, Esq.
Richard B. Sullivan, Esq.
Chamberlain D'Amanda
Oppenheimer & Greenfield
1600 Crossroads Bldg.
Rochester, New York 14614
(716) 232-3730
Fax (716) 232-3882

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.
-----------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

          -----------

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Amount of Registration Fee(1)
Common Stock, $.01 par value(2)	3,672,636	$3.625	$3,514.71
Common Stock, $.01 par value (3)	960,101	$3.625	$ 918.82
Common Stock, $.01 par value (4)	367,263	$3.625	$ 351.47
Common Stock, $.01 par value (5)	354,000	$3.625	$ 338.78
(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based upon the average of the closing bid and asked prices for the Registrant's Common Stock ($3.625) as reported on the OTC Electronic Board on October 16, 2000.

(2)	Issuable as Put Shares to Swartz.

(3)	Issuable upon the exercise of Common Stock Commitment Warrants issued or issuable to Swartz.

(4)	Issuable upon the exercise of Purchase Warrants issuable to Swartz.

(5)	Issuable upon the exercise of 354,000 consulting stock options, held by PMC Direct Corp. and Marquis Capital, LLC.

(6)	Also registered hereunder pursuant to Rule 416(a) and 457 under the Act are an indeterminate number of shares of common stock issuable upon certain anti-dilution provisions of the warrants.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS                              SUBJECT TO COMPLETION, DATED
                                                                                      OCTOBER 18, 2000

The information in this Prospectus is not complete and may be changed.

TORVEC, INC.
11 Pond View Drvie
Rochester, New York 14534

5,354,000 SHARES
COMMON STOCK

THE OFFERING

        The resale by the Selling Shareholders of up to 5,354,000 shares of common stock in the over-the-counter Electronic Bulletin Board at the prevailing market price or in negotiated transactions.

o	960,101 shares are issuable upon the exercise of the Commitment Warrants issued to Swartz Private Equity, LLC.;
o	up to 3,672,636 shares are issuable to Swartz as Put Shares;
o	up to 367,263 shares are issuable upon the exercise of Purchase Warrants issuable to Swartz;
o	up to 354,000 shares are issuable upon the exercise of consulting stock options by Marquis Capital, LLC and PMC Direct Corp.

          We will receive no proceeds from the sale of the shares by the Selling Shareholders. We may receive proceeds from the sale of shares to Swartz and, if exercised, will receive proceeds from the sale of shares issuable upon the exercise of warrants by Swartz. We will also receive proceeds from the sale of shares issuable upon the exercise of the consulting stock options by either Marquis Capital, LLC or PMC Direct Corp or both.

                                                             TRADING SYMBOL

                                  "TOVC" (Over-the-Counter Electronic Bulletin Board )

      THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 7.

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY TORVEC, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL REGISTRATION BECOMES EFFECTIVE.

PROSPECTUS SUMMARY

          THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATMENTS. SOME OF THE STATEMENTS MADE IN THIS PROSPECTUS DISCUSS FUTURE EVENTS AND DEVELOPMENTS, INCLUDING OUR FUTURE BUSINESS STRATEGY AND OUR ABILITY TO GENERATE REVENUE, INCOME AND CASH FLOW. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THESE FORWARD-LOOKING STATEMENTS.

ABOUT OUR COMPANY

          Torvec, Inc. ("the Company") was incorporated as a New York business corporation on September 25, 1996. Upon its incorporation, the Company acquired numerous patents, inventions and know-how developed for more than ten years by Vernon E. Gleasman and members of his family. The Company presently is a development stage company specializing in automotive technology. The Company owns many U.S. and international patent properties developed by the Gleasmans protecting important inventions relating to five different areas of automotive technology, i.e., (i) steering drive for tracked vehicles, (ii) infinitely-variable transmission, (iii) hydraulic pump and motor, (iv) constant velocity joint and (v) spherical gearing. Many of these inventions are incorporated in the FastTrack vehicle. See, "The Company - Description of Business". A CAD/CAM design of the infinitely variable transmission which in management's opinion will meet new emissions standards is in progress and a prototype of this transmission is now being built.

          Our executive offices are located at 11 Pond View Drive, Rochester, New York 14534. Our telephone number is (716) 248-8549. Our fax number is (716) 383-0175. Our website address is www.torvec.com. Information contained on our website or on any other website does not constitute a part of this Prospectus.

ABOUT OUR INVESTMENT AGREEMENT WITH SWARTZ

          We have been seeking additional financing to commercialize all of our technologies -- (i) steering drive for tracked vehicles; (ii) infinitely-variable transmission; (iii) hydraulic pump and motor (iv) constant velocity joint and (v) spherical gearing. We have entered into an investment agreement with Swartz Private Equity, LLC ("Swartz") to raise up to $50 million through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to Swartz. In turn, Swartz will either hold our stock in its own portfolio, sell our stock in the open market, or place our stock through negotiated transactions with other investors. This Prospectus covers the resale of our stock by Swartz either in the open market or to other investors. All of the documentation relating to our deal with Swartz was filed with the SEC in a Current Report (Form 8-K) on October 2, 2000 and are available on the SEC's website www.sec.gov.

ABOUT OUR CONSULTING AGREEMENTS WITH PMC DIRECT CORP. AND MARQUIS CAPITAL, LLC

          On February 10, 1999, we entered into option and consulting agreements with PMC Direct Corp. and Marquis Capital, LLC. The terms of the option and consulting agreements were identical. The consultants were obligated to provide consulting services including consulting advice with respect to corporate finance, public relations matters, review of company objectives and plans, and advice with respect to the Company's historical financial performance and corporate finance objectives. As part consideration for the consulting services to be performed by each company we, in the case of PMC Direct Corp., issued an option to purchase 125,000 shares at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. In the case of Marquis Capital, LLC we granted an option for 250,000 shares exercisable at any time or from time to time during the period commencing on February 10, 1999 and ending on February 10, 2004. The exercise price is $5.00 per share.

          On February 19, 1999 Marquis Capital, LLC exercised 14,000 options to purchase 14,000 shares of Torvec common stock at $5.00 per share. On February 19, 1999 PMC Direct Corp exercised 7,000 options to purchase 7,000 shares of Torvec common stock at $5.00 per share.

          Under each option and consulting agreement, each consultant has the right to request registration of the shares underlying the remaining options (118,000 options in the case of PMC Direct Corp., 236,000 options in the case of Marquis Capital, LLC) concurrently with any registration that the Company files with respect to the registration of other securities to the extent necessary to permit the public offering and sale of the shares underlying the options. On Monday, September 25, 2000 PMC Direct Corp. and Marquis Capital, LLC requested that we register all of the shares underlying the outstanding options in the registration statement filed with this Prospectus and the Company is so doing in this Prospectus.

CERTAIN KEY FACTS
Shares being offered for resale to the public	5,354,000
Total shares outstanding prior to the offering	21,335,587 as of October 18, 2000
Total shares outstanding after the offering	25,008,223
Total shares outstanding after the offering and exercise of Swartz warrants	26,335,587
Total shares outstanding after the offering and exercise of Swartz warrants and consultant stock options	26,689,587
Price per share to the public	Market price at time of resale 6
Total proceeds raised by offering

Up to $50 million may be received from Swartz under the investment agreement. Additional monies may be received from PMC Direct Corp. or Marquis Capital, LLC or both, upon the exercise of their options.

Dividend policy	No cash dividends have been paid or are expected. Holders of common stock will receive one share of $.01 preferred stock for each share of common held as of a record date set in January 2001.

                                                              RISK FACTORS

          THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

          THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS RELATE TO OUR FUTURE PLANS, GOALS, EXPECTATIONS AND INTENTIONS. THSE STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS LIKE "BELIEVES," "EXPECTS," "MAY," "WILL," "SHOULD," "SEEKS," "PRO FORMA," "PRO FORMA AS FURTHER ADJUSTED," OR "ANTICIPATES," AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

OUR BUSINESS PROSPECTS ARE DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.

          Since its incorporation on September 25, 1996, the Company's activities have consisted primarily of continuing the development of and designing specific applications for the inventions patented by Vernon E. Gleasman and Keith E. Gleasman as independent inventors during a period of more than ten years. The Company as yet has not manufactured nor entered into any arrangements to manufacture its prototypes as commercially available products and therefore has no operating history. Its revenue to date has originated exclusively from sales of its Common Stock, including sales made pursuant to the terms of Confidential Placement Memorandums dated November 8, 1996 and May 11, 1998 respectively. The Company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The Company's ability to succeed may be hampered by the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations of a new business, including, but not limited to management's potential underestimation of initial and ongoing costs associated with the enterprise, overestimation of gross receipts and market penetration, the adverse impact of competition, as well as the adverse impact on the Company, and its cash flow, of the Company's inability to promote the worldwide use of Torvec™products.

THERE IS A QUESTION AS TO THE ABILITY OF OUR COMPANY TO CONTINUE AS A GOING CONCERN

          The Company's Financial Statements (contained elsewhere herein) were prepared assuming that the Company will continue as a going concern. The Company's independent auditor, in its report regarding the Company's Financial Statements, has expressed the fact that the Company is experiencing net losses and is not generating cash flows for operating activities to sustain its operations which raises substantial doubt the Company's ability to continue as a going concern.

THERE CAN BE NO ASSURANCE OF COLLABORATIVE AGREEMENTS, JOINT VENTURES OR LICENSES

          The Company's business strategy is based upon entering into collaborative joint working arrangements, formal joint venture agreements and/or licensing agreements with domestic and/or foreign governments, automotive industry manufacturers and suppliers in order to promote the use of the Torvec products. Only one such license has been consummated to date but there can be no assurance that the Company will be able to generate revenue from that license or to enter into definitive joint working arrangements or joint venture collaborative agreements with prospective working partners or others, or that such agreements, if entered into, will be on terms and conditions that are sufficiently attractive to the Company to enable it to generate profits.

THERE IS UNCERTAINTY THAT THE AUTOMOTIVE INDUSTRY WILL ACCEPT OUR TECHNOLOGIES

          The Company's ability to generate revenue and become profitable is dependent, in part, upon the automotive industry's acceptance of certain of its products, such as the steering drive for tracked vehicles, the infinitely-variable transmission (IVT), the hydraulic pump and motor, the CV (constant velocity) joint and spherical gearing. The Company's growth and future financial performance will depend on demonstrating the advantages of such products over existing technologies to an automotive industry which has committed substantial resources to product systems utilizing old technology. In addition, despite management's belief that its products are superior, the Company will have to overcome the "not invented here" attitude that permeates the industry.

          The Company's future development is also dependent upon consumer acceptance of certain other of its products, for example, the FasTrack(tm) vehicle especially in the Asian, African, South and Central American markets. While the potential domestic and international market is great, see "Business", the Company faces considerable obstacles in introducing the FasTrack in these markets and there can be no assurance that it will be able to do so successfully.

WE MAY NEED ADDITIONAL FINANCING AND MAY NEED TO OUTSOURCE OUR REQUIREMENTS

          The Company believes that the Swartz financing will generate sufficient revenues to fund its operations for the 12 months immediately following the date of this Prospectus. However, since the Swartz commitment is dependent upon our public trading volume, the Company may still need additional financing. . In addition, the Company currently does not have a manufacturing facility. If the Company decides to manufacture any of its products itself, this decision would require significant additional capital. The Company presently intends to outsource its requirements through collaborative working agreements, joint venture arrangements, licenses or a combination of all three. The Company may not be able to control the terms and conditions of such outsourcing arrangements, including the costs of labor, component parts and manufacturers' mark-up as well as the time involved for the manufacture and/or delivery of the products it outsources. The Company, therefore, very likely will be faced with the need for additional financing of a capital nature in order to successfully commercialize its products.

          The Company intends to satisfy any such additional capital requirements through debt and/or future equity financing. There can be no assurance that such financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, the Company may be required to delay, scale back or eliminate certain of its research and development programs, to relinquish rights to certain of its technologies, or to license third parties to commercialize technologies that the Company would otherwise seek to develop itself.

THE COMPANY'S ABILITY TO PROTECT ITS PATENTS AND PROPRIETARY TECHNOLOGY MAY BE LIMITED

          The Company currently has the United States and foreign patent properties listed on its Schedule of Intellectual Property. The Company's success depends, in part, on its ability to enforce the patents which it owns, maintain trade secrecy protection and operate without infringing on the proprietary rights of third parties. All of the pending applications are based upon technology that has already been patented in the United States, and therefore, the Company is optimistic that these applications will mature into appropriate protection. However, there can be no assurance that any of the Company's pending patent applications will be approved, that the Company will develop additional proprietary technology that is patentable, that any patents issued to the Company will provide the Company with competitive advantages or will not be challenged by third parties or that the patents of others will not have an adverse effect on the Company's ability to conduct its business. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of the Company's automotive technologies, or design around the Company's patented automotive technologies. It is possible that the Company may need to contest the validity of issued or pending patents of third parties relating to its automotive technologies. There can be no assurance that the Company would prevail in any such contest. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on its patents or in bringing patent suits against other parties.

          In addition to patent protection, the Company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

WE MAY FACE SIGNIFICANT COMPETITION

          The Company believes that its patented technology is superior to similar products manufactured in the automotive industry and in some instances represent a true paradigm shift with respect to existing technology. However, once the Company commences operations, it will be marketing products that are provided by companies in the automotive industry that have significantly greater financial, marketing and operating resources than the Company.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL

          To date, the Company has been dependent upon and for the foreseeable future, it will be dependent upon the efforts of Vernon E. Gleasman, James E. Gleasman, and Keith A. Gleasman. Therefore, the loss of the services of any one or more of such persons may have a material adverse effect on the Company. However, the Company's negotiations and communications with others is quite well documented, and the technology relating to the Company's FasTrack vehicle, orbital transmission, hydraulic pump/motor, CV-Joint, and spherical gears has all (a) been quite thoroughly documented, by engineering drawings and on CAD computer disks, and (b) already undergone considerable applied development and testing. The Company, therefore, believes that Messrs. Dobbs, Sawyer and Polster should be capable of continuing the further development and marketing of the Company's products supported by this just-identified technology.

          Consequently, the Company's future success will depend in large part upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. The Company faces competition for hiring such personnel from other companies, government entities and other organizations. While there can be no assurance that the Company will be successful in attracting and retaining such personnel in the future, the Company feels quite fortunate that its management presently includes non-family individuals with skills and experience remarkably pertinent to the Company's present needs.

OUR EXISTING SHAREHOLDERS CONTROL THE COMPANY AND THIS MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S COMMON STOCK

          The Company's existing stockholders will be able to elect all of the Company's directors, dissolve, merge or sell all of the Company's assets and otherwise control the Company. Such concentration of control of the Company may also have the effect of delaying, deferring or preventing a third party from acquiring control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price and may adversely affect the market price of the Common Stock.

OUR DIRECTORS CAN NOT BE SUED FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY, EXCEPT IN SPECIFIED CIRCUMSTANCES

          The Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages for breach of fiduciary duty, except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This exclusionary provision does not affect the liability of any director under federal or applicable state securities laws.

THE PAYMENT OF CASH DIVIDENDS IS UNCERTAIN

           The Company has never paid any cash dividends on its Common Stock, and has no plans to pay cash dividends on its Common Stock in the foreseeable future. Future cash dividend policy will depend upon the Company's future earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. The Board has announced that it will issue one share of preferred stock for each common share held of record on a record date to be selected in January 2001.

FUTURE SALES OF RESTRICTED SECURITIES COULD ADVERSELY AFFECT OUR STOCK PRICE

          The Company has 21,335,587 shares of Common Stock outstanding. Except for shares sold pursuant to the Business Consultant's Plan, these shares of Common Stock (the "Restricted Shares") outstanding were originally sold by the Company in reliance on exemptions from the registration requirements of the Securities Act, as "restricted securities" as defined in Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption therefrom, including an exemption afforded by Rule 144, is available. Subject to limitations imposed by Rule 144, the majority of these shares may now be sold because the Company has filed and maintained a current registration statement pursuant to the Securities Exchange Act of 1934 and is current in its reporting requirements under the Exchange Act. The holders of 1,000,000 of the Restricted Shares have warrants to purchase 125,000 shares and these shares and the shares underlying the warrants have limited registration rights. In addition, certain consultants own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares in this Prospectus. The sale of a substantial number of shares of Common Stock or the availability of Common Stock for sale could adversely affect the market price of the Common Stock prevailing from time to time.

PREVIOUSLY ISSUED OPTIONS AND WARRANTS COULD ADVERSELY AFFECT OUR STOCK PRICE

          The Company has reserved from the authorized, but unissued, Common Stock, 455,000 shares of Common Stock for issuance upon exercise of outstanding options granted under the Company's 1998 Stock Option Plan, 1,545,000 shares for issuance upon exercise of options available for future grant under the Plan, 125,000 warrants exercisable if we ever have an initial public offering. In addition, certain consultants own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares in this Prospectus. The existence of these options and warrants may prove to be a hindrance to future financings, since the holders of such securities may be expected to exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. In addition, the holders of these securities have certain registration rights, and the sale of the shares issuable upon exercise of such securities or the availability of such shares for sale could adversely affect the market price of the Common Stock.

ISSUANCE OF PREFERRED STOCK MAY DILUTE VOTING POWER OF COMMON SHAREHOLDERS AND MAKE IT MORE DIFFICULT TO REMOVE PRESENT MANAGEMENT.

          The Board of Directors may issue up to 100,000,000 shares of Preferred Stock in one or more series without any action on the part of our shareholders, the existence and/or terms of which may adversely affect the rights of holders of the Common Stock. In addition, the issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of Common Stock and the Preferred Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in our shareholders' best interests. The Board has announced that it will issue 1 share of preferred stock for each common share held of record as of a specified date in January, 2001.

WE HAVE A LIMITED ACTIVE TRADING MARKET AND THE MARKET WE TRADE IN CAN BE VOLATILE

          The Company's shares are traded on the OTC Electronic Bulletin Board, a screen-based trading system operated by the National Association of Securities Dealers, Inc. Securities traded on the Bulletin Board are, for the most part, thinly traded and subject to special regulations not imposed on securities listed or traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or on a national securities exchange. The Company's shares have experienced in the past and are expected to experience in the future significant price and volume volatility, increasing the risk of ownership to investors. Factors such as the Company's financial results, the introduction of the Company's products, its ability to enter into joint venture or licensing agreements and various factors effecting the automotive industry may have a significant impact on the market price of the Company's Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies, particularly of small capitalization companies the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. Such activities may exert a dominating influence on the market during their duration and such activities may be discontinued at any time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements contained or incorporated by reference in this Registration Statement, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "plans" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks identified above under "Special Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

THE COMPANY

DESCRIPTION OF BUSINESS.

(a)   History and Development of Issuer's Inventions

          Torvec, Inc. ("the Company") was incorporated as a New York business corporation on September 25, 1996. Upon its incorporation, the Company acquired numerous patents, inventions and know-how developed for more than ten years by Vernon E. Gleasman and members of his family. The Company presently is a development stage company specializing in automotive technology. The Company owns many U.S. and international patent properties developed by the Gleasmans protecting important inventions relating to five different areas of automotive technology, i.e., (i) steering drive for tracked vehicles, (ii) infinitely-variable transmission, (iii) hydraulic pump and motor, (iv) constant velocity joint and (v) spherical gearing.

          As a family, the Gleasmans have operated and sold their own innovative products and companies over the last 30 years. It is this knowledge base (of the automotive industry and its trends), that was the basis of the various research projects that are now the properties of the Company. A review of Vernon Gleasman's first 100 plus inventions indicates that almost all of them are improvements of other companies' technology, and most of Vernon Gleasman's inventions were created either while he was employed by various companies, or while he was acting as a consultant to these other companies.

          Historically, the major impediments to the incorporation of Gleasman products into other companies' vehicles has been the "not invented here" syndrome and the problems relating to enforcement of licensing agreements by an independent inventor. It is necessary to fully engineer and develop a highly refined prototype. Generally, thousands of hours and millions of dollars have to be invested before a new product can be sold to an OEM (original equipment manufacturer). A highly refined prototype of the FasTrack(tm) vehicle (described immediately below) was completed in February, 1999 and the Company has been actively seeking one or more joint venture partners to manufacture and commercialize this vehicle. In addition, the Company is engineering and developing highly refined prototypes of the infinitely variable transmission, the hydraulic pump/motor, spherical gearing and constant velocity joint (also described below) to serve as critical components of the FasTrack vehicle as well as for direct commercialization.

Torvec's FasTrack

          The infrastructure of most of Asia, Africa, South and Central America is very similar to the U.S. in the early 1900's. At that time U.S. demographics were as follows: eighty percent of the population lived in rural areas, income was low and transportation was limited to walking, bicycles, push carts and animal pulled vehicles. Roads, when they existed, were dirt and at times impassable due to terrain or inclement weather. Even with the advent of automobiles, commerce remained inhibited because paved roads were only found in the cities. Similarly, the wheeled vehicles of the developing country today can only traverse the rural dirt roads during certain seasons of the year. When roads are in rough condition (e.g., muddy, blocked by snow or ice, etc.), there is little difference in travel time between an animal drawn cart, a man on foot or bicycle, or a wheeled car. If they are able to travel at all, even four-wheeled drive vehicles are usually limited to 4-5 mph under these conditions. The idealized vehicle would be a vehicle that could travel at higher speeds (25- 50 mph.), regardless of the terrain, significantly shortening the travel time between rural areas and the primary marketplaces in the city. A tracked vehicle, in effect, "brings its own road with it".

          The Company's FasTrack prototype vehicle is a new type of vehicle, that management believes steers as easily as a car (using a steering wheel), has rubber tracks and bridges an important gap between wheeled and tracked vehicles that manufacturers have been trying to span for decades. This new vehicle combines the high-speed capabilities of trucks and cars with the high-traction capabilities of tracked vehicles. Unlike most "new generation" vehicles (e.g., the Model T, for which Henry Ford had to design and build almost every part), the FasTrack can be made from existing automotive components, and lends itself to formation of joint ventures for assembly in the developing country. FasTrack vehicles are rubber-tracked vehicles which, by design, are environmentally sensitive since their low ground pressure (less than 2 lbs. per sq. in.) does not damage paved road surfaces or leave ruts or cause potholes on unpaved surfaces. The Company believes that this tracked vehicle can traverse almost any terrain at higher speeds. The tracks may be made by Goodyear, a corporation dedicated to supporting original equipment manufacturers (OEMs), and Goodyear has provided the tracks for the Company's prototype vehicle. Goodyear states, "Based on product testing and feedback from our customers, in most situations, Goodyear's rubber track has been seen to last 3 to 5 times longer than a set of standard utility tires used in the same application." FasTrack vehicles will be able to perform as they do because of their unique steering mechanism, which is protected by several patents in Europe and Japan as well as the following U.S. patents: Multi-Axle Vehicle Steer Drive system (4732053), No-slip imposed Differential Reduction Drive (4776235), No-slip imposed differential (4776236), Steer-Driven Reduction Drive System (4895052). The FasTrack will also use the Company's infinitely variable transmission (U.S. patent 5186692). Different from the multi-shifting automatic transmission used on passenger vehicles, the Company's infinitely variable transmission should contribute to increased fuel mileage and significantly lower emissions.

          The military has been seeking an adequate, economical mechanism for steered track vehicles and has made this need known in releases issued by the David Taylor Marine Research Department of the U.S. Navy. To meet this need, the Gleasman steering mechanism for tracked vehicles (GSD-10) was conceived and developed. Because they are difficult to steer precisely, tracked vehicles generally have been cumbersome and limited to low speed. While wheeled trucks and cars have been able to travel at higher speed on prepared roads, they have lacked the ability to traverse truly difficult terrain. Having developed the GSD-10 steer drive, and seeking the best way to market it, led the Company to a new direction for commercializing the Gleasman inventions. In contrast to the Gleasmans' past procedures of selling their products for another company's use, the decision was made to incorporate the new steer drive into a new type of vehicle designed as a specific product that could be sold directly to the consumer, thereby providing a foundation upon which the Company can propose joint ventures with countries, automobile producers, and/or component manufacturers for producing this vehicle. The prototype FasTrack vehicle has been completed as a result of a major investment of time, know-how and capital.

          The GSD-10 steer drive can best be described in engineering terms as a hydro-mechanical steering mechanism. The "mechanical" portion is manufactured from conventional, high-volume gearing, while the "hydro" portion is the Company's patented hydraulic pump and motor. Conventional hydraulic pumps and motors are large, noisy, and inefficient at low RPM. Therefore, because tests have indicated that the recently patented Torvec(tm) hydraulic pump/motors have substantially solved these heretofore inherent problems, the Company believes the GSD-10 steer drive is most effective when used with these novel Torvec™ pump/motors.

          The Company showcased its latest prototype FasTrack vehicle in early spring, 1999 and during the balance of fiscal 1999, has been actively engaged in ongoing discussions with a number of potential joint venture partners to manufacture and commercialize the vehicle.

          In August, 1999, the Company established a working relationship with an international export company to solicit expressions of interest for its FasTrack(tm) vehicle from potential worldwide governmental and institutional customers.

Torvec's Infinitely Variable Transmission

          The Company is now building a prototype of the infinitely variable transmission, a transmission that provides an uninterrupted drive through an infinite number of geared speed ratios, allowing ideal torque flow to propel the vehicle while permitting the engine to run at optimum efficiency. In sharp contrast to other work being done by others in relation to diesel/gasoline engine management, the Company's new transmission will not require any change, costly or otherwise, to the manufacture or operation of existing diesel/gasoline engines. Instead, it permits present automotive diesel/gasoline engines to operate in a near steady-state mode, with dramatically reduced pollution, at most times during normal operation, i.e., under the starting, stopping, acceleration and deceleration of normal urban traffic. For instance, such a near steady-state optimum condition may match the usual engine setting when the vehicle is being driven at its top urban speed (e.g., 35-45 miles per hour). It should be noted that this optimum urban cruising speed may be only approximately twice the normal idling speed of the engine, and that this steady-state setting is relatively low in comparison to the normally required engine speed of three, four or five times idling speed that must be attained by the same diesel/gasoline engine each time the vehicle accelerates between each of the conventional forward gears (e.g., when shifting from first gear to second gear, then from second to third, etc.). [NOTE: Because it is an infinitely variable transmission and changes its ratios extremely quickly, the Company's transmission can accelerate a diesel-powered vehicle as quickly as a gasoline-powered vehicle. The Company's transmission also may be able to significantly improve the performance of electric drive vehicles. There are a number of kinds of electric motors that can be chosen to drive a vehicle. Their performance and physical characteristics vary considerably. Weight (for a given power level), zero-speed torque, useful speed range, efficiency-vs.-motor -speed, and control characteristics are among these, and there are conflicts in making the best choice for a given vehicle application. A transmission of some sort commonly is needed to resolve these. The performance characteristics of the Company's transmission make it a promising candidate for such applications.]

          In addition to having the potential of reducing particulates, the Company's transmission will be less complicated and has approximately 1/3 fewer parts when compared to a conventional four or five speed automatic transmission, making it smaller in size, lighter in weight and, therefore, further improving fuel economy. The Company's transmission, which the Company believes will be simpler and less expensive to manufacture than existing transmissions, should provide the automotive industry with a higher performing product at a lower cost.

          In view of the above, and because all vehicles currently have transmissions, the Company believes that the Company's transmission will permit substantial reductions in diesel/gasoline engine pollutants and that such significant environmental benefits will be achieved without an economic penalty. Further, it is believed that the Company's transmission will not be in direct competition with companies who provide other diesel/gasoline engine pollution remedies and that the latter may even be interested in working with the Company to explore possible synergistic effects with the Company's transmission.

          In December, 1999, the Company finished a wide-ranging and complete CAD/CAM design evaluation on the infinitely variable transmission which demonstrates that the Company's transmissions will meet the new emissions standards for light trucks announced in December, 1999 by the federal government. The evaluation included finite element analysis, fluid dynamics analysis and material compatibility analysis for "real world conditions" under temperatures ranging from minus 20 degrees fahrenheit to 150 degrees.

Hydraulic Pump/Motor, Constant Velocity Joint, and Spherical Gearing

          The Company's patented infinitely variable transmission will incorporate a hydraulic pump/motor machine and, although it can be operated with commercially-available pump/motors, it is most effectively used in combination with the Company's patented hydraulic pump/motors which, like the infinitely variable transmission, are significantly simpler, smaller and lighter than other commercially available pump/motors having comparable performance specifications. The key feature of the Company's pump/motors is their swash-plate mounting arrangements that utilize a new form of spherical gearing which is also proprietary to the Company. Further, this spherical gearing has been incorporated in yet another Company-owned invention, which has been developed to replace constant velocity joints used, among other places, in all front-wheel drive vehicles. The Company's constant velocity joint is a departure from known designs, and its efficiency and weight savings may provide a significant competitive advantage in the annual constant velocity joint market of 180,000,000 units per year (1994 Annual Report of GKN (the world's largest producer of constant velocity joints)).

          The compact size and full power start-up torque of the Torvec hydraulic pump/motors are made possible through the invention of a revolutionary new form of gearing based on the geometry of spheres rather than conventional gear geometry of cylinders and cones. This new "spherical" gear is perhaps the most important and creative Gleasman invention to date, surpassing the "impossible geometry" of the Torsen® differential gearing, which was developed by the Gleasmans and is now used in many passenger vehicles throughout the world such as: Porsche, Audi Quattro's, eight lines of Toyota, and Mazda Miata.

          The Gleasman spherical gears have been used to form a geared ball-and-socket coupling in which driving tooth contact is maintained continuously while, at the same time, permitting the coupling to be flexed at 40 degrees to either side of center. The potential versatility of the Company's spherical gears may open the door to many yet unknown solutions and products yet to be discovered. This new gearing paradigm is found in the swash-plate mechanism of the Company's hydraulic pump and motor, and it will also be used to create a constant velocity joint as a working prototype ready for installation in a car. The Company's constant velocity joint is designed to be interchangeable in over 40 existing car models. It is notably lighter, less costly to manufacture, and potentially more durable than the constant velocity joints presently being used in all front-wheel drive vehicles. In spite of mechanical and design limitations, the constant velocity joints currently in use are manufactured at the rate of over "180 million units annually" according to the 1994 Annual Report of GKN.

  The Company's Schedule of Intellectual Properties

The following schedule lists the Company's intellectual properties.

TORVEC, INC.

TRADEMARK STATUS REPORT

August 28, 2000

"TORVEC"

U.S. Application No. 225,188, Statement of Use due 1/6/01

Corresponding registrations:

Argentina, Registration No. 1,730,006, granted 4/12/99

China, Registration No. 1,276,959, granted 5/21/99

France, Registration No. 98,714,992, granted 1/28/98

Germany, Registration No. 398 01 522, granted 2/17/98

Japan, Registration No. 4,300,792, granted 7/30/99 [Class 7]

Japan, Registration No. 4,300,793, granted 7/30/99 [Class 12]

Korea, Registration No. 439,232, granted 1/25/99 [KR Class 38]

Korea, Registration No. 450,193, granted 6/29/99 [KR Class 37]

Mexico, Registration No. 577,326, granted 5/25/98 [Class 7]

UK, Registration No. 2,155,637, granted 1/15/98

Corresponding pending applications:

Argentina, Application No. 2,297,624, filed 7/13/00 [Class 7]

Argentina, Application No. 2,135,245, filed 3/4/98 [Class 12]

Brazil, Application No. 822200090, filed 11/17/99

China, Application No. 9800007048, filed 1/22/98

Italy, Application No.RM98C/000306, filed 1/23/98

Mexico, Application No. 429,876, filed 6/8/00 [Class 7]

Mexico, Application No. 324,479, filed 3/4/98 [Class 12]

"FTV"

U.S. Application mailed to Trademark Office 8/28/00

Corresponding applications (serial numbers not yet assigned) filed in:

     Argentina

     Brazil

     China

     France

     Germany

     Italy

     Japan

     Korea

     Mexico

     UK

TORVEC, INC.

CURRENT STATUS OF U.S. & FOREIGN PATENT APPLICATION CASES

28 August 2000

* New Additions

TITLE	COUNTRY	APPLICATION NO.	STATUS
Variable-Angle Gear System	Australia	26570/95 Patent No. 581528	ISSUED
Variable-Angle Gear System	Brazil	95 07908-4	ALLOWED
*Variable-Angle Gear System	Canada	2,191,701	ALLOWED
Variable-Angle Gear System	China	95 194440.1	Pending. Published on 8/6/97 with Publ. No. CN 1156499A
Variable-Angle Gear System	Europe	95 921372.9 Patent No. 0760064 German Pat. No. 69514654.8	ISSUED

TITLE	COUNTRY	APPLICATION NO.	STATUS
Variable-Angle Gear System	Japan	501004/96	Pending. Domestic Announcement 9/2/97
Variable-Angle Gear System	Korea	96-706840 Patent No. 236819	ISSUED
Variable-Angle Gear System	Mexico	96 05859	Pending
Hydraulic Machine with Gear- Mounted Swash-Plate	Australia	30075/95 Patent No. 681534	ISSUED
Hydraulic Machine with Gear- Mounted Swash-Plate	Brazil	95 08276-0	ALLOWED
Hydraulic Machine with Gear- Mounted Swash-Plate	Canada	2,194,963 Patent No. 2,194,963	ISSUED
Hydraulic Machine with Gear- Mounted Swash-Plate	China	95 195044.4	Pending - Published on Oct. 29, 1997 with Publ No. CN 1163650A

TITLE	COUNTRY	APPLICATION NO.	STATUS
Hydraulic Machine with Gear- Mounted Swash-Plate	Europe	95 926258.5	ALLOWED. in final stages prior to translations for 7 countries
Hydraulic Machine with Gear- Mounted Swash-Plate	Japan	505116/96 Patent No. 2807349	ISSUED
Hydraulic Machine with Gear- Mounted Swash-Plate	Korea	97 700152 Patent No. 219293	ISSUED
Hydraulic Machine with Gear- Mounted Swash-Plate	Mexico	97 00288	ALLOWED
*Modular System for Track-laying Vehicle	U.S.	09/213,650	ALLOWED
Modular Track-laying System	PCT	PCT/US99/29281	Pending (filed 12/10/99)
*Spool Valve for Fluid Control	U.S.	09/238,444 Patent No. 6,095,192	ISSUED
Spool Valve for Fluid Control	PCT	PCT/US00/01619	Pending (filed 1/25/00)

TITLE	COUNTRY	APPLICATION NO.	STATUS
Endless Elastic Track for Track-Laying Vehicles	U.S.	09/435,218	Pending. (filed 11/5/99)

Latest Up-Date:    28 August 2000

TORVEC PATENT PROPERTIES

[NOTE: All of the patent properties listed below are
assigned exclusively to Torvec, Inc.]

I.  Tracked Vehicle Patents

(A)  U.S. Patent Protection

(1)  Priority Applcn: USSN 544,390 (Abandoned)

(2)  U.S. Pat. No. 4,732,053
Title: Filed: Priority: Covers: Expires:	Multi-Axle Vehicle Steer Drive System November 5, 1984 (CIP of abdnd. app. '390) Oct. 21, 1983 Basic steer-drive; as well as basic plus torsion bar/hydraulic wheel suspension Mar. 22, 2005

(3)  U.S. Pat. No. 4,776,235
Title: Filed: Priority: Covers: Expires:	No-Slip, Imposed Diff. Reduction Drive March 19, 1987 (CIP of abdnd. app. '951 & '390) Oct. 21, 1983 Basic steer-drive with planetary reduction gears and clutch for pivot turning. Oct. 11, 2005

(4)  U.S. Pat. No. 4,776,236
Title: Filed: Priority: Covers: Expires:

No-Slip, Imposed Differential

March 19, 1987
(CIP of abdnd. app. '951 & '390) Oct. 21, 1983
Basic steer-drive with worm steer drive to
provide limited-slip when not steering; plus
clutch for pivot turning.
Oct. 11, 2005

Torvec Patent Properties

I.  Tracked Vehicle

(A)  U.S. Patent Protection (Cont'd)

(5)  U.S. Pat. No. 4,895,052
Title: Filed: Priority: Covers: Expires:

Steer Driven Reduction Drive System
October 11, 1988
(CIP of pat. '235) Oct. 21, 1983
Basic steer-drive using differential
reduction drives rather than differentials
and also using worm steer drive to provide
limited-slip when not steering; plus
pivot turning, etc.
Jan. 11, 2007

(6)  U.S. Ser. No. 09/213,650
Title: Filed: Priority: Covers: Status:

Modular System for Track-Laying Vehicle
December 16, 1998
USSN 09/213,650
A module comprising a track suspension system with at least two track drive units, each having (i) tandem wheels and (ii) a drive axle intermediate the wheels in combination with (a) a central differential for dividing engine torque to each track, or (b) with a multi-differential steer-drive. The tandem wheels of each drive unit are independently suspended for rotation about the drive axis of each drive unit.
Allowed - Issue fee paid 8/17/00

(7)  U.S. Ser. No. 09/435,218
Title: Filed: Application: Covers: Status:

Endless Elastic Track for Track-Laying Vehicles
November 5, 1999
USSN 09/435,218
A modificiation of the lugs used on known rubber tracks to increase track efficiency by (i) reducing bending stresses and (ii) reducing drag when a vehicle is moving over flat hard surfaces (e.g., pavement) while increasing frictional contact with soft and wet surfaces.
Awaiting first Office Action

Torvec Patent Properties

I.  Tracked Vehicle (Cont'd)

(B)  Non-U.S. Patent Protection

(1)  European Pat. 0 160 671
Countries: Title: Priority: Covers: Expires:	France Germany Sweden United Kingdom No-Slip, Imposed Differential Oct. 21, 1983 [From PCT/US84/01666 (based upon abandoned. U.S. app. '390)] Basic steer-drive; broad claims. Oct. 17, 2004

(2)  Japanese Pat. No. 2002555
Title: Japanese Applcn: Priority: Covers: Expires::	No-Slip, Imposed Differential 503821/84 From PCT/US84/01666 (based upon abdnd. U.S. app. '390) Oct. 21, 1983 Basic steer-drive; broad claims allowed following appeal. Oct. 17, 2004

(3)  PCT/US99/29281
Title: Filed:	Modular System for Track-Laying Vehicle December 10, 1999

[NOTE: The PCT application will initially reserve possible coverage in all
84 member countries. However, election of specific countries will be delayed until International examination of the application gives some indication of the scope of potential protection and until appropriate markets can be determined.]

Status:	Demand for International Preliminary Examination Report has been filed in timely manner.

Torvec Patent Properties

I.  Tracked Vehicle

(B)  Non-U.S. Patent Protection (Cont'd)

(4)  Endless Elastic Track for Track-Laying Vehicles

[NOTE: Foreign patent protection for this new "track design" will be sought via a PCT application within one year of its U.S. filing date, should the expenses of such filing be deemed warranted.]

II.  Orbital transmission:

(A)  U.S. Patent Protection

(1)  Priority Applcn.: USSN 323,444 (Abandoned)

(2)  U.S. Pat. No.: 5,186,692

Title: Filed: Priority: Covers: Expires:

Hydromechanical Orbital Transmission
March 14, 1990 (Field as CIP of '444 via
PCT/US90/01407)
March 14, 1989.
Basic orbital drive where cluster gear meshes
with control and output gears and (b) orbits output gear;
control drive is hydraulic; shift between control drive
and direct drive; etc.
Feb. 16, 2010

Torvec Patent Properties

II.  Orbital transmission:

(b)  Non-U.S. Patent Protection

(1)   PCT/US90/01407 (abandoned*)

Title:   Hydromechanical Orbital Transmission

*   [NOTE: While the original development and testing of this infinitely variable transmission proved its remarkable abilities, it had to be operated in combination with commercially-available automotive hydraulic pump/motors which, unfortunately, created a combined unit that was larger and heavier than the automatic transmissions it was intended to replace. Since its immediate potential commercial value did not appear to warrant the continuation of the relatively high expenses related to obtaining foreign patent protection, such protection was abandoned.

However, with the development of the latest Torvec hydraulic pump/motors (i.e., US. 5,513,553, supra), which are remarkably smaller and lighter than presently-available automotive pump/motors, the Torvec transmission now has great commercial potential worldwide. Therefore, since the Torvec transmission is only commercially practical when used with the Torvec pump/motors, patents outside of the U.S. that correspond directly to this U.S. patent. We believe that the Torvec transmission will be effectively protected by the international patents which are being sought on the Torvec pump/motors, and this international protection should continue in most countries until 2015.]

Torvec Patent Properties

III.  Variable Hydraulic Pump/Motor

(A)  U.S. Patent Protection

  U.S. Pat. No.: 5,440,878
Title: Filed: Application: Covers: Expires:

Variable Hydrualic Machine
Aug. 27, 1992
USSN 936,842
Claims allowed: (a) Detailed (narrow) protection of basic format with gimbaled yoke and slotted-end cap for restraining S/P; (b) Broad claims to single-bearing yoke with spherical bearing for S/P; (c) broad claims to lubricating system using slightly inclined S/P; and (d) vane valve plate
w/balancing troughs, etc.
Aug. 15, 2012

(2)  U.S. Pat. No.: 5,513,553
Title: Filed: Application: Covers: Expires:

Hydrualic Machine with Gear-Mounted Swash-Plate
July 13, 1994
USSN 274,220
Any fixed-cylinder hydraulic machine with a S/P wobbler mounted by int./ext. gear pair in mesh at two points 180 degrees apart w/pitch circles as great circles on same sphere; all four gear forms; plus modular housing. [NOTE: This is a specific adaptation of the Gleasman Variable-Angle Gear System identified below.]
May 7, 2013

Torvec Patent Properties

III.  Variable Hydraulic Pump/Motor

(A)  U.S. Patent Coverage (Cont'd)

(3)  U.S. Pat. No.: 6,095,192
Title: Filed: Application: Covers::

Spool Valve for Fluid Control
January 28, 1999
USSN 09/238,444
A spool valve is provided with a stem portion that defines a fluid passageway formed by either (a) a single central support having a non-cylindrical curved surface shaped aerodynamically, or (b) only a pair of side walls with, preferably, interior surfaces that are also shaped aerodynamically. These stem passageways, which are designed to facilitate the flow of high-speed/high-pressure fluids controlled by the valve, are maintained in a predetermined orientation relative to the ports of the valves cylinders by a mechanism preferably including (a) a cam-following roller supported in a tang fixed to each spool and (b) a two-element cam that captures the roller within two of the parallel sides of a cam-track groove formed on the respective interior surfaces of each cam element.

Torvec Patent Properties

III.  Variable Hydraulic Pump/Motor

(B)  Non-U.S. Patent Protection

(1)  PCT/US95/08732
Title: Filed: Priority: Corresponds to: Status:

Hydraulic Machine with Gear Mounted Swash-Plate
July 11, 1995
July 13, 1994
USSN 274,220
Favorable IPE Report (mailed: April 18, 1996)
All Regional/National filings completed

           PCT/08732 - Potential International coverage:

	Country AUSTRALIA BRAZIL CANADA CHINA EUROPE* JAPAN KOREA MEXICO	Application/Patent No. Patent No. 681534 Appln. No. PI 9508276-0 Patent No. 2,194,963 Appln. No. 95 1 95044.4 Appln No. 95 926268.5 Patent. No. 2807849 Patent No. 219293 Appln. No. 97 00288
*The European application has already been allowed and national patents will issue in Belgium, France, Germany, Great Britain, Italy, Spain, and Sweden.

Torvec Patent Properties

III.  Variable Hydraulic Pump/Motor

(B)  Non-U.S. Patent Protection (Cont'd)

(2)  PCT/US00/01619
Title: Filed:	Spool Valve January 25, 2000

[NOTE: We presently intend to initially reserve possible coverage in all 84 member countries. However, election of specific countries for final non-U.S. coverage will be delayed until examination of the application gives some indication of the scope of potential protection and until appropriate markets can be determined.]

Status:	International Preliminary Examination Report states that "Novelty", Inventive Step" and Industrial Applicablity" are positive on all claims.

Torvec Patent Properties

IV.  Variable-Angle Gear System and Constant-Velocity Joint

(A)  U.S. Patents

(1)  U.S. Pat. No.: 5,647,802
Title: Filed: Covers: Expires:

Variable-Angle Gears
June 2, 1994 (Application Ser. No. 252,743)
A pair of spherical gears having respective spherical pitch surfaces and pitch circles that are great circles on each respective sphere, where: (a) spheres are concentric and (b) where pitch spheres share only a single point of tangency; four gear tooth designs: lune, circle-tangent, circle-on-diamond; and lune/inverse-curve.
June 2, 2014

(2)  U.S. Pat. No. 5,613,914
Title: Filed: Priority: Application: Covers: Expires:

Universal Coupling
March 24, 1995
June 2, 1994 [Division of USSN 252,743 (now US 5,647,802) above]
USSN 410,235
CV coupling is a pair of spherical gears having pitch surfaces that are a pair of concentric spheres having substantially identical radii and intersecting at two points separated by 180 degrees, and central portion of each tooth face is circular arc; all four gear tooth designs: lune, circle-tangent, circle-on-diamond; and lune/inverse-curve; and special heavy-duty multi-ball bearing unit.
June 2, 2014

(3)  U.S. Pat. No. 5,878,492
Title: Filed: Priority: Covers: Expires:

Method for Shaping the Teeth of Spherical Gears

March 3, 1997
June 2, 1994 (Division of USSN 252,743 above)
Method of making a pair of spherical gears having respective spherical pitch surfaces and pitch circles that are great circles on each respective sphere, where: (a) spheres are concentric and (b) where pitch spheres share only a single point of tangency; four gear tooth designs: lune, circle-tangent, circle-on-diamond; and lune/inverse-curve.
June 2, 2014

Torvec Patent Properties

IV.  Variable-Angle Gear System and Constant-Velocity Joint (Cont'd)

(B)  Non-U.S. Patent Protection

(1)  PCT/US95/06538
Title: Filed: Status:

Variable-Angle Gear System and Constant-Velocity Joint
May 23, 1995
This international PCT application covers all the subject matter disclosed in USSN 252,743 as originally filed), (i.e., it corresponds to: (a) U.S. Patent No. 5,613,914, (b) US. 5,647,802, and (c) U.S. Patent No.: 5,878,492.
All Regional/National filings completed.

        PCT/06538                     Potential international coverage:

Country AUSTRALIA BRAZIL CANADA CHINA EUROPE* JAPAN KOREA MEXICO

Application No.

Patent No. 681528
Appln. No. PI 9507908-4
Appln. No. 2,191,701
Appln. No. 95 1 94440.1
Patent. No. 0760064
(German Patent No. 69514654.8)
Appln. No. 501004/96
Patent No. 236819
Appln. No. 96 05859

*The European application has issued and in addition to the German patent noted above other national patents will issue in Belgium France, Germany, Great Britain, Italy, Spain, and Sweden.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The Company's present business strategy relating to its products is (1) to provide developing country FasTrack vehicle models for marketing to potential Asian, African, South and Central American joint venture partners; (2) to complete the installation of the Company's infinitely variable transmissions into diesel-powered trucks for appropriate testing by national and state environmental agencies in the U.S. and other countries to quantify exact fuel savings and emissions levels and to determine its potential effect on the worldwide problem of diesel engine pollutants; (3) to promote worldwide use of the infinitely variable transmissions for reducing diesel/gasoline engine pollution; (4) to enter into appropriate licensing/joint working arrangements for all of the Company's products (the FasTrack vehicle, infinitely variable transmission, hydraulic pump/motor, constant velocity joint, and spherical gearing); (5) to obtain patent protection on at least four new developments and improvements related to the Company's products described above.

          The Company is continuing to implement its business plan. The Company is engaged in discussions with a number of vehicle manufacturers to license one or more of its products and/or to create one or more joint venture relationships. If successful, these licenses or relationships will lead to the further development, manufacture and distribution of the Company's products, especially the FasTrack, the infinitely variable transmission and the Company's constant velocity joint.

          The Company has completed its first pre-production prototype of the FasTrack on an Isuzu truck frame and is now testing and demonstrating the FasTrack. The Company believes that its ability to showcase the Isuzu truck frame prototype will enhance its pursuit of joint venture or licensing agreements with one or more manufacturers of cars, trucks and related equipment, especially since the FasTrack can be assembled, without significant modification, on nine manufacturer's vehicle frames.

          The Company plans to selectively incorporate its other patented technologies, including its infinitely variable transmission, its lightweight hydraulic pump and motor, its constant velocity joint (with its true infinite gearing based on the Company's proprietary spherical gearing assembly), into the FasTrack prototype as well as to separately commercialize each of the technologies through licensing and one or more joint venture partners.

          The Company intends to begin emission and fuel economy testing of the infinitely variable transmission as installed into diesel-powered trucks. The Company also intends to install the infinitely variable transmission into a vehicle owned by the Company to document actual emission levels and fuel economy. The vehicle and test results should enhance joint venture/ licensing opportunities with major auto manufacturers throughout the world.

          The Company also intends to install its constant velocity joint, including its spherical gearing assembly, into a vehicle for evaluation. Upon satisfactory results, the Company will present the constant velocity joint to the auto industry for possible licensing and/or joint venture arrangements.

          The Company showcased its latest prototype FasTrack vehicle in early spring, 1999 and during the balance of fiscal 1999, has been actively engaged in ongoing discussions with a number of potential joint venture partners to manufacture and commercialize the vehicle, including the possibility of assembling the FasTrack vehicle utilizing outsourced components.

          In August, 1999, the Company established a working relationship with an international export company to solicit expressions of interest for its FasTrack(tm) vehicle to form potential worldwide governmental and institutional customers.

          The Company is also investigating the possibility of manufacturing the FasTrac(tm) vehicle itself. To this end, the Company has and is investigating potential sites in Rochester and has engaged in preliminary discussions with a number of financial institutions to formulate a financial package which, together with government based incentives, will enable the Company to pursue this approach with the actual production of the vehicle. The Company believes that it will need at least 12-15 million dollars in order to pursue this possibility and management is presently investigating ways in which to acquire such monies including the proceeds from this Registration as well as additional equity and/or debt financing.

          The net loss for the year ended December 31, 1999 as compared to the year ended December 31, 1998 includes the amortization of unearned compensatory stock. The amortization, which is a non-cash item, amounted to $3,050,000 for the year ended December 31, 1999 compared to $578,000 for the year ended December 31, 1998. This increase amounting to $2,472,000 accounted for the most of the increase in the net loss for the period ended December 31, 1999 as compared to the period ended December 31, 1998.

          The net loss for the six months ended June 30, 2000 as compared to June 30, 1999 includes the amortization of unearned compensatory stock. The amortization, which is a non-cash item, amounted to $402,000 for the six months ended June 30, 2000, compared to $1,384,000 for the six months ended June 30, 1999. Also, included are consulting fees for Research and Development and general and administrative expenses in the amounts of $225,000 and $225,000 respectively, payable to the Gleasman family. These expenses have been budgeted by management, and will continue to increase as the Company continues on its Plan of Operation.

          Research and development expenses were $217,000 for the six months ended June 30, 2000 compared to $641,000 for the same period in 1999, a decrease of $424,000 primarily due to the production of a prototype Fastrack vehicle in 1999.

          On April 25, 2000, the Company inaugurated its website, www.torvec.com, for marketing, sales, education and information relating to the Company's products. Potential customers for the Fastrack(tm) may access the website to order the vehicle for delivery in 18 months by depositing 10% towards the purchase price.

          On June 29, 2000, the Company announced that it had granted an exclusive, world-wide license of all its technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the Company 4% royalties for 7 years after which the Company is obligated to repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a Company shareholder. The Company owns the remaining 49%. The Company does not share in any profit or losses in this entity.

Liquidity and Capital Resources

          The Company's operations during its fiscal year ended December 31, 1999 have been funded primarily through the sale of 165,170 shares of common stock to a limited number of investors for an aggregate purchase price of approximately $1,230,000. A significant portion of such investments were made by Keith and James Gleasman. During the three months ended March 31, 2000 the Company raised $200,000 at $4.50 per share. During the three months ended June 30, 2000, the Company sold 100,000 shares to a stockholder at $5.00 per share. The Company anticipates that the funding it will receive from the Swartz Equity Line will be adequate to fulfill its needs during the next 12 months. However, the Company also recognizes, based on its currently proposed plans and assumptions relating to its operations (including assumptions regarding the nature and extent of its prototype development program, its testing program, the ability of the Company to secure adequate manufacturing and distribution relationships and market acceptance of the Company's products) that, over the next twelve months, the Company may be required to seek additional financing in the form of a significant equity investment by one or more investors in privately-negotiated transactions or through debt-financing or both.

          The Company's cash position at any time during fiscal 1999 was directly dependent upon its success in selling stock since the Company generated no revenues from any other source. This trend has continued throughout fiscal 2000.

          The Company adopted a Business Consultant's Stock Plan in June, 1999 reserving 200,000 shares for issuance thereunder. During 1999, it issued 45,351 shares to business consultants. The Company has issued an additional 148,129 shares through October 18, 2000 under the Plan, leaving only 6520 shares to be issued under the Plan. On September 12, 2000, the Board of Directors authorized a 200,000 increase in the number of shares issuable under the Plan. The Company filed an S-8 Registration Statement with the Securities and Exchange Commission which became effective on October 5, 2000 to register the additional 200,000 shares.

Y2K Compliance

          The Company currently uses a software which management believes is in "Year 2000" (Y2K) compliance. Management will continue to evaluate the current software and implement any necessary changes to remain in "Year 2000" (Y2K) compliance.

Impact of Inflation

          Inflation has not had a significant impact on the Company's operations to date and management is currently unable to determine the extent inflation may impact the Company's operations during its fiscal year ending December 31, 2000.

Quarterly Fluctuations

          As of December 31, 1999, the Company had not engaged in significant revenue producing operations. Once the Company actually commences significant revenue producing operations, the Company's operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of consumers, the length of the Company's sales cycle to key customers and distributors, the timing of the introduction of new products and product enhancements by the Company and its competitors, technological factors, variations in sales by product and distribution channel, product returns, and competitive pricing. Consequently, once the Company actually commences significant revenue producing operations, the Company's product revenues may vary significantly by quarter and the Company's operating results may experience significant fluctuations.

                                                DESCRIPTION OF PROPERTY

          On January 7, 1998, the Company entered into a Service and Space Agreement with Joseph L. Neri, Sr. (a shareholder) and Joseph Neri Chevrolet-Oldsmobile-Pontiac pursuant to which the Company was entitled to lease the premises described below. The Agreement was terminated on August 31, 1999 and, in accordance with an informal and oral understanding with Mr. Neri, the Company was permitted to utilize the premises at no charge from time to time during the last 4 months of fiscal 1999 and anticipates utilizing the facility in fiscal year 2000 and beyond in similar fashion. The facility is located at 3740 Route 104, Williamson, New York (approximately 20 minutes from downtown Rochester). The facility is approximately 17,000 sq. ft., situated on 8 acres of land. The Company has been able to use the facility, all utilities (including telephone system with an after-hour answering service), computer system, service department, specialized equipment and tools with above-ground lifts (D.E.C. approved) one of which has a 28,000 lb. capacity for trucks and buses, an 8 bay body shop, complete with a paint room and Kansas Jack straightening machine, a two floor parts department and a 30 member staff (sales, managers, office staff, mechanics and a computer programmer). The Company believes that this facility is sufficient to construct all prototype FasTrack vehicles as well as assemble and install all prototypes for the Company's other products for testing and demonstration purposes.

          The executive offices of the Company are located at 11 Pond View Drive, Rochester, New York 14534.

                                                          LEGAL PROCEEDINGS

         The Company is not a party to any pending, material litigation. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. See the discussion under the caption "Certain Proceedings Involving Certain Shareholders."

                                                               USE OF PROCEEDS

          We expect to sell to Swartz Private Equity, LLC, subject to effective registration and applicable volume and other limitations, up to $50,000,000 of common stock under the Investment Agreement. Net proceeds are determined after all expenses of the offering (estimated to be $170,000). We intend to use the net proceeds from this offering as follows:

Percentage
Expenses of Financing Registration and other Expenses of Distribution Working Capital Parts Other Direct Costs Research and Development Selling, General and Administrative Costs TOTAL PROCEEDS	$ 170,000 31,500,000 8,100,000 5,850,000 4,380,000 $50,000,000*	.3% 63.0% 16.2% 11.7% 8.8% 100%

*Does not include any proceeds from the exercise of options by PMC Direct Corp. and/or Marquis Capital, LLC.

          Our management has broad discretion on how to spend any proceeds we receive from this Offering and may spend the proceeds in ways that differ from the proposed uses in this Prospectus. Our shareholders may not agree with our spending decisions. If we fail to spend the proceeds effectively, our business and financial condition could be harmed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

(a)     Identification of Directors, Executive Officers And Consultants

     The following table sets forth certain information about the current directors, executive officers of the Company and its consultants.

Name	Age	Position	Date of Election or Designation	Date of Termination

Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, MI 48309	69	Chairman of the Board of Directors	02/20/98	*
Keith E. Gleasman 11 Pond View Drive Pittsford, NY 14534	52	Director; President and Consultant to Torvec, Inc.	09/26/96	*
Lee E. Sawyer 16 Williamsburg Lane Rolling Hills, CA 90274	58	Director	09/27/96	*
Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, NY 14605	72	Director; Secretary of Torvec, Inc.	09/27/96	*
James A. Gleasman 11 Pond View Drive Pittsford, NY 14534	59	Director; Consultant to Torvec, Inc.	02/20/98	*
Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534	88	Consultant to Torvec, Inc.	12/01/97	*
Samuel M. Bronsky 6653 Main Street Williamsville, NY 14221	39	Chief Financial Officer	04/01/98	*

*Changes in Control

     To the knowledge of the Company's management, there are no present arrangements or pledges of the Company's Common Stock which may result in a change of control of the Company. The members of the Board of Directors shall serve until the next annual meeting of shareholders and until their successors are elected or appointed and shall have qualified, or until their prior resignation or termination.

(b)     Business Experience

     The following sets forth the business experience of the members of the Company's Board of Directors, its executive officers and other significant Company personnel:

          1.          Dr. Herbert H. Dobbs - Chairman of the Board of Directors

Dr. Dobbs, Ph.D., P.E., has worked at every level from design engineer to technical director of an Army Major Commodity Command at the two-star level. He has worked as a hands-on engineer and scientist in industry and government, commanded field units, managed Army R & D programs and laboratories and currently has his own practice as a consultant engineer. He has the broad background needed to guide the Company's growth and development.

During his career he has:
o	Worked as a manufacturing engineer.
o	Worked as a design engineer in the aircraft and missile industry.
o	Managed Army laboratories as a captain, lieutenant colonel and colonel.
o

Organized, implemented and operated the theater-wide "Red Ball Express" quick response supply system in Vietnam to get disabled weapons and other critical equipment repaired and back into combat as rapidly as possible.

o	Done basic research on multi-phase turbulent fluid dynamics supporting development of the gas turbine primary power system now used in the M1 Abrams Main Battle Tank (MBT).
o	Managed advanced development of the laser guided 155mm-artillery shell now known as the "Copperhead".
o	Served in Taiwan as a member of the U.S. Military Assistance Advisory Group (MAAG) working with the Republic of China Army General Staff.
o	Served as liaison officer between the Army and Air Force for development of the laser seeker for the Hellfire missile.
o

Guided development of a new family of tactical vehicles for the Army, including the High Mobility Multipurpose Wheeled Vehicle (HMMWV) now known as the "Hummer", which uses Vernon Gleasman's Torsen® differential.

o

Served as Technical Director of U.S. Army Tank-Automotive Command* (TACOM), which then employed some 6,400 people and is responsible for all support of U.S. military ground vehicles (a fleet of 440,000) from development to ultimate disposal with a budget of nearly $10 billion a year. He was also responsible for negotiation and management of military automotive R&D agreements with the French and German Ministries of Defense.

*	Now the U.S. Army Tank-Automotive and Armaments Command.

At the end of 1985, Herbert H. Dobbs left government service and started his own consulting practice and began working with the Gleasmans to develop and market Vernon Gleasman's inventions. Herbert H. Dobbs holds a Ph.D. in Mechanical Engineering from the University of Michigan and is a registered professional engineer in Michigan. He holds several patents of his own and, among many affiliations, is a member of SAE, ASME, NSPE, AAAS, Sigma XI, AUSA, ADIA and the U.S. Army Science Board. The last named organization is a small group of senior technical and managerial people chosen from industry and academia to provide direct advice to the Secretary of the Army, the Chief of Staff, and the Department of the Army concerning issues of policy, budgets, doctrine, organization, training and technology.

          2.          Keith E. Gleasman - Director; President and Consultant to Torvec, Inc.

Co-Inventor with Vernon E. Gleasman on all Torvec patents, Mr. Gleasman's strengths include his extensive marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating the products to persons within all levels of the automotive industry, race crew members, educators and students.

o	As Vice President of Sales for Gleason Corporation (Power Systems Division), designed and conducted seminars on vehicle driveline systems for engineers at the U.S. army tank automotive command.
o	Designed a complete nationwide after-market program for the Torsen Differential, which included trade show participation for the largest after-market shows in the U.S.,SCORE and SEMA.
o	Extensive after-market experience including pricing, distribution, sales catalogs, promotions, trade show booths designs and vehicle sponsorships.
o	Responsible for over 300 articles in trade magazines highlighting the Torsen Differential (e.g., Popular Science, Auto Week, Motor Trend, Off-Road, and Four Wheeler).
o	Designed FasTrack(tm) vehicle prototype, (from concept to assembly).
o	Assisted in developing engineering and manufacturing procedures for the Torsen Differential and for all of the Torvec prototypes.
o	Instructed race teams on use of the Torsen Differential (Indy cars, Formula 1, SCCA Trans-Am, IMSA, GTO, GTU, GT-1, NASCAR, truck pullers and off-road racers).
o	Has been trained for up-to-date manufacturing techniques such as NWH, statistical process control and MRP II.
Mr. Gleasman has extensive technical and practical experience, covering all aspect of the Company's products such as, promotion, engineering and manufacturing. 41

           3.          Morton A. Polster - Director; Secretary of Torvec, Inc.

Partner in the intellectual property law firm of Eugene Stephens & Associates. Formerly, General Patent Counsel and, thereafter, Secretary and Corporate Counsel for Gleason Corporation (1969 - 1989) and prior to that, Patent Counsel for Eastman Kodak Corporation (1960 - 1969). While with Gleason Corporation, Mr. Polster represented Gleason when the latter purchased the Gleasman's Triple D, Inc., and exclusive rights to the Gleasman patents relating to the design and manufacture of the Torsen differe Diesel Kiki, Ltd. of Japan (now Zexel Corporation). While in private practice, since 1989, Mr. Polster represented Zexel Torsen, Inc., (subsidiary of Zexel Corp.), which was created to manage the manufacture and sale of Torsen Differentials. Mr. Polster has been patent counsel to the Gleasmans since 1989 and has been in charge of the preparation and execution of their U.S. and international patent protection.

          4.          Lee E. Sawyer - Director

Over a 30-year career in the wholesale side of the automotive industry, Mr. Sawyer has worked for Ford in the technical training field and for Toyota in sales, marketing, motorsports and service. During the last ten years, he was part of the start-up teams that successfully launched Hyundai and Kia Motors America focusing on parts, service, quality assurance, fleet sales, public relations and consumer affairs policy, procedures and systems. During his career he has worked with these automakers as follows:

Ford Motor Company:
o o	As Ford's first field service engineer. Managed expanded Training Center with Ford, Lincoln-Mercury car and heavy truck classrooms, and taught Ford Shelby high performance curriculum.
Toyota Motor Sales USA:
o o o o o

Established 12 service Training Centers.

Computerized the national warranty system and established an expense control audit program.

Managed sales, parts and service field force during a period in which sales increased 300%

                                                      42

In 1979, introduced the Torsen® differential to Toyota

Started Motorsports - hired factory race teams, coordinated race engine development, and conducted Long Beach Grand Prix and Pro-Celebrity Match Race. Results: 14 national championships.

Hyundai Motor America:
o o

Started national Service Department: warranty, quality assurance, consumer affairs, technical and management training.

Managed public relation's activities, product introduction press previews, press releases and media interviews.

Kia Motors America:
o o	Consulted with Kia Korea re: establishing a car company in the USA. Started service department: warranty, quality assurance, consumer affairs, service training and publication.

Mr. Sawyer is a start-up specialist with the operations, management, communications and problem solving skills required to launch the Company successfully. He holds a B.A. in Industrial Technology and attended USC School of Business-International Relations, Ford Marketing Institute, Toyota Management Training, American Management Association Training, Interpersonal skills training, and U.S. Coast Guard Leadership and Diesel Engine schools.

          5.           James A. Gleasman - Director; Consultant to Torvec, Inc.

o	Life-long entrepreneur.
o	Skilled in management, finance, strategic planning, organizing and marketing.
o	Co-inventor of the Gleasman GSD-10 steer drive.
o	Established manufacturing of the Torsen® Differential in Argentina, Brazil, etc.
o	Principal at two of the family companies, raised capital, negotiated international, military and automotive contracts.
o	Set business strategies for small company's dealings with large companies, including sale of family company to Gleason Corp., New York.
o	Joint venture partner with Clayton Brokerage Co. of St. Louis, MO.
o	Owned financial-consulting business.
o	Negotiated with numerous Asian Corporations (including Mitsubishi and Mitsui).
o	Educated in Asian philosophy, business practices and culture.

                                                     43

          6.          Samuel M. Bronsky - Chief Financial Officer

Owner of a Certified Public Accounting firm specializing in small to medium-sized businesses. Services include audits, reviews, compilations, and consulting services, including among other items, business valuations, computer applications, assisting in debt acquisition and consolidation, purchasing and selling of businesses and related tax ramifications, and general business assistance for clients. In addition, Mr. Bronsky has worked with various government agencies in a variety of audit contexts, including sales tax audits, IRS examinations. Mr. Bronsky is licensed in New York and is a member of the New York State Society of CPAs and the American Institute of CPAs. He is a director of the East Buffalo Credit Union and the Erie Community College Foundation and is the treasurer of the East Buffalo Credit Union. Mr. Bronsky is past treasurer and director of the Amherst Chamber of Commerce.

          7.          Vernon E. Gleasman - Consultant to Torvec, Inc.

Mr. Gleasman is co-inventor (with sons, James A. and Keith E. Gleasman) of the all-gear GSD-10 (a hydro-mechanical steering system for track vehicles); conceived and engineered the FasTrack(tm) vehicle (discussed below); and is inventor of the Torsen® differential now used in many passenger automobiles around the world such as: Porsche, Audi Quattro's, 8 car lines of Toyota (e.g., Lexus, Supra and RAV4), Mazda Miata and RX7, Chevrolet Camero, Pontiac Firebird, Oldsmobile Achieva, Suzuki, and the U.S. Army HMMWV (Hummer). Mr. Gleasman was the winner of the Society of Automotive Engineers' 1983 Schwitzer Award for Most Innovative New Product at the Indianapolis 500; is listed in Who's Who in American Inventors 1990 Edition; and he has been nominated to the National Inventors Hall of Fame. His work is featured in the Theory of Machines and Mechanisms, McGraw-Hill, 1995 (Mr. Gleasman's Torsen® Differential is pictured on the jacket cover). He has been granted over 20 patents on gearing, differentials, and machine tools over the past 30 years, and he is the principal inventor on over 100 U.S. patents (as well as corresponding foreign patents), primarily automotive-related. Examples (U.S. patent numbers in parenthesis): hydraulic clutch transmission (2177213); hydraulic clutch for transmission (2226309); Bendix fuel direct engine injector valve and Bendix diesel engine starter (2450129); hydraulic variable-speed hydrostatic transmission (2471031); Vane-type fluid drive (2552167), hypoid differential (2628508); fluid transmission (2668417); White Motor Co. tilting cab (2838126), assigned to White Motor; hydro-vector fuel-injector advance mechanism; catalytic converter for diesel trucks. He is also the inventor of non-freeze water meter, machine tools and other products. Early career: engineer at Bendix; and vice president manufacturing at White Motor, where engineering and management experience included designing and planning White's plant for manufacture of White 9000 heavy truck and organizing manufacturing and production of aircraft components for White's Aircraft division. Later, Mr. Gleasman founded his own companies, including Triple-D, Inc., sold to Gleason Corporation, Rochester, New York.

                                                                                 44

(c)     Family Relationships

           Vernon E. Gleasman is the father of James A. and Keith E. Gleasman. There are no other family relationships between any directors or executive officers of the Company, either by blood or by marriage.

(d)     Certain Proceedings Involving Certain Shareholders

          1.     On August 29, 1997, McElroy Manufacturing, Inc. of Tulsa, Oklahoma, and two MMI employees (collectively "MMI"), initiated a lawsuit against Vernon and Keith Gleasman in the United States District Court for the Northern District of Oklahoma. The Company is not a party to this litigation. The plaintiffs seek money damages against the Gleasmans in the amount of $750,000 representing amounts MMI allegedly contributed to the development of hydraulic pump/motor prototypes and also allege that the two MMI employees should have been named as co-inventors on three patents.

          In responding to the MMI complaints, the Gleasmans requested dismissal of the complaint on the grounds that the claims relate to an Agreement dated October 10, 1991, entered into by MMI and the Gleasmans under which the parties agreed to arbitrate "any controversy or claim arising out of or relating to this Agreement." The Gleasmans also requested dismissal of the complaint on the additional grounds that the two individuals were not co-inventors and, even if they were, that pursuant to the Agreement the individuals and MMI assigned any and all interest they may have had in such patents and prototypes to the Gleasmans.

          On February 6, 1998, the Court stayed all aspects of the litigation pending arbitration in New York State. In the opinion of the Gleasmans, MMI's claims are without merit.

          As indicated above, the Company is not a party to this MMI litigation. The litigation sets forth claims which do not effect the validity of the patents, but could impact the Company's exclusive ownership of three patents listed among the future products of the Company, namely the hydraulic pump and motor, constant velocity joint, and spherical gearing thus, enabling MMI to commercialize such patents. The claims are based upon the allegations that (1) the products were not included within the Agreement between the parties and therefore not assigned to the Gleasmans which fact is disputed by the Gleasmans and is one of the subjects of the arbitration, and (2) the plaintiffs are co-inventors of the invention with the Gleasmans.

          Hearings were conducted before the arbitrator in 1998. On April 22, 1999, the arbitrator issued a nonappealable decision which determined that Vernon and Keith Gleasman exclusively owned all three patents, thereby confirming that these patents, which were assigned by them to Torvec, are the exclusive patents of the Company. The arbitrator's decision also awarded the sum of $862,699.61 to be paid to McElroy Manufacturing, Inc. ("McElroy") by the Gleasmans out of royalties which they may receive and awarded McElroy a 20% interest in all royalties and other sums received by the Gleasmans, the payment of such amounts to be due only as, if and when, royalties are paid to the Gleasmans. The Company was not and is not a party to the arbitration.

          On June 3, 1999, McElroy, by letter addressed to the Gleasmans' personal counsel, demanded that the Gleasmans reimburse McElroy immediately for its expenses in the amount of

                                                                                 45

$862,699.61, plus interest, to be paid from any monies received by the Gleasmans on account of the subject patents including, but not limited to, 20 % of all royalties or monies received by the Gleasmans from the sale of shares of stock in the Company. Further, McElroy demanded that the Gleasmans correct inventorship of the subject patents by requesting the Commission of Patents & Trademarks to issue a Certificate of Correction adding A.H. "Chip" McElroy, II and Dave Porter as co-inventors on the subject patents. While correction of inventorship was not addressed in the decision, such correction, if appropriate, is desirable and possible, and can be accomplished by application to the Commissioner of Patents and Trademarks. They do not contest the arbitrator's determination that the patents were assigned to the Gleasmans and are now owned by Torvec. In the same letter, McElroy demanded that Torvec pay, out of proceeds generated by sale of its stock, the same sums demanded of the Gleasmans and notify any licensee, assignee or investor of McElroy's right to recover expenses and its 20% interest in monies received on account of the subject patents.

          On June 15, 1999, McElroy filed its amended complaint in the United States District Court for the Northern District of Oklahoma. There were two causes of action. The first cause of action seeks correction of the inventorship of the subject patents. The second cause of action seeks an order confirming the arbitrator's award and, in addition, seeks an order directing that the Gleasmans reimburse McElroy immediately for its expenses in the amount of $862,699.61 plus interest accruing from the date of the arbitrator's award.

          On March 31, 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of his April 22, 1999 decision. On July 10, 2000, the arbitrator issued an "Addendum and Clarification Memorandum" awarding $360,000 to McElroy in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the Company.

          Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the Addendum which related to the payment of $360,000 to McElroy and if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

          On September 25, 2000, the arbitrator found that Vernon and Keith Gleasman's contentions to reopen the hearing were without merit and therefore denied in all respects Vernon and Keith Gleasman's application to vacate so such of the Addendum as relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

          In rendering its decision, the arbitrator stated that the existence of Torvec, Inc. has nothing to do with the lawsuit or the arbitration and that the Gleasmans have an obligation to McElroy and McElroy to the Gleasmans.

          The arbitrator's statements made in its September 25, 2000 decision reinforce management's belief that the demands made by McElroy upon the Company (expressed only in a letter from McElroy's counsel) constitute a complete misreading of the arbitrator's decision and are without merit procedurally as well as substantively, since among other reasons, the contract was between the Gleasmans and McElroy, the Company did not participate in the arbitration proceedings and that the arbitrator's decision did not direct payment of any sums from Torvec to McElroy.

                                                                           46

          2.      In 1993, James A. Gleasman, after a significant reduction in income, suffered financial reverses and filed for protection under Chapter 11 of the United States Bankruptcy Code in United States Bankruptcy Court for the Western District of Texas. The reorganization was completed within 14 months and all allowed claims were paid in full.

(e)     Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon its review of copies of Forms 3 and 4 and 5 received by it, the Company believes that, to the extent such Forms were required to be filed, such Forms were timely filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% Shareholder required to file such Forms failed to either file them or file them in timely fashion.

(f)     Indemnification

          The Company's by-laws provide for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by New York law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                                    EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth the aggregate compensation paid or accrued to the Company's Named Executive Officers and Consultants by the Company for services rendered during the fiscal year ended December 31, 1999:

		Long Term
		Compensation Awards
Name and Position	Annual Compensation Salary Consultants Fee	Options Granted	Stock Awards
Keith E. Gleasman President and Consultant	$0 $66,000(1)(4)	0	0

James A. Gleasman Consultant	$0 $35,000(2)(4)	0	0

Vernon E. Gleasman Consultant	$0 $60,000(3)(4)	0	0

Morton A. Polster Consultant	$0 $0(5)	0	6,231(6)

                                                                           47

(1)     On December 1, 1997, the Company entered into a 3 year consulting agreement with Keith E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. Keith E. Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $84,000 in 1999 under this Agreement.

(2)     On December 1, 1997, the Company entered into a 3 year consulting agreement with James A. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. James A. Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $115,000 in 1999 under this Agreement.

(3)     On December 1, 1997, the Company entered into a 3 year consulting agreement with Vernon E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. Vernon Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $90,000 in 1999 under this Agreement.

(4)     Each of the consulting agreements contain customary covenants prohibiting the consultant from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the consultant and relating to the business of the Company constitutes the sole property of the Company. Each of the consulting agreements contains covenants restricting the consultant from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after termination. Each of the consulting agreements also contain a provision that the benefits provided thereunder continue even if the consultant were to become unable to perform services for the Company during its term.

(5)     On February 6, 1998, the Company entered into a 3 year employment agreement with Morton A. Polster, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as Secretary and Legal and Patent Counsel of the Company. Under such agreement, Mr. Polster is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

                                                                          48

(6)     During fiscal year 1999, Mr. Polster was paid 6,231 shares of the Company's common stock as remuneration for legal services rendered to the Company in connection with its patents.

          Herbert H. Dobbs is Chairman of the Company's Board of Directors. Lee E. Sawyer is a Director of the Company. Durings its fiscal year ended December 31, 1999, the Company did not renumerate either of them in such capacities.

          On February 6, 1998, the Company entered into a 3 year employment agreement with Herbert H. Dobbs, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as Chairman and Chief Executive Officer of the Company. Under such agreement, Herbert H. Dobbs is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

          On February 6, 1998, the Company entered into a 3 year employment agreement with Lee E. Sawyer, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as President and Chief Operating Officer of the Company. Under such agreement, Mr. Sawyer is entitled to receive a salary of $240,000 during the first year of the agreement, $252,000 during the second year and $264,000 during the last year and a minimum bonus of $15,000 per quarter during the agreement's term, with bonus increases determined by the Board of Directors depending upon such factors as performance, profitability and the financial condition of the Company. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 180,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay and minimum bonus, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

         Each of the employment agreements contain customary covenants prohibiting the employee from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the employee and relating to the business of the Company constitutes the sole property of the Company. Each of the employment agreements contains covenants restricting the employee from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after termination. Each of the employment agreements also contain a

                                                                             49

provision that the benefits provided thereunder continue even if the employee were to become unable to perform services for the Company during its term.

Option/SAR Grants in Last Fiscal Year

           The following table sets forth certain information for the Named Executive Officers as well as the Company's Consultants with respect to the grant of options to purchase Common Stock during the fiscal year ended December 31, 1999.

Name	Shares Underlying Options Granted	% of Options Shares Underlying Granted to Employees	Exercise Price	Expiration Date

Keith E. Gleasman	0	0%	0	0
James A. Gleasman	0	0%	0	0
Vernon E. Gleasman	0	0%	0	0
Morton A. Polster	0	0%	0	0
Herbert H. Dobbs	0	0%	0	0
Lee E. Sawyer	0	0%	0	0

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth certain information for the Named Executive Officers as well as the Company's Consultants with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officers as well as the Company's Consultants as of such date.

			Number of Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
Acquired		Value	December 31, 1999		at December 31, 1999(l)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Keith E. Gleasman	0	0	15,000	10,000	$ 18,750	$12,500
James A. Gleasman	0	0	15,000	10,000	$ 18,750	$12,500
Vernon E. Gleasman	0	0	15,000	10,000	$ 18,750	$12,500
Morton A. Polster	0	0	40,000	60,000	$ 50,000	$75,000
Lee E. Sawyer	0	0	72,000	108,000	$ 90,000	$135,000
Herbert H. Dobbs	0	0	40,000	60,000	$ 50,000	$75,000

(1)     Calculated on the basis of the closing price for the Company's common stock on the over-the-counter market (OTCBB) for December 31, 1999 of $6.25 per share, minus the per share exercise price ($5.00) multiplied by the number of shares underlying the option.

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Year 2000 Options

          To date, no options have been granted in the year 2000 under the Company's 1998 Stock Option Plan.

1998 Stock Option Plan

     On December 1, 1997, the Company's Board of Directors adopted the Company's 1998 Stock Option Plan pursuant to which officers, directors, key employees and/or consultants of the Company may be granted incentive stock options and/or non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the Company's Common Stock. On May 27, 1998, the Company shareholders approved the 1998 Stock Option Plan. On December 17, 1998, the Company registered the shares reserved for issuance under the 1998 Stock Option Plan under the Securities Act of 1933.

          With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (110% of fair market value in the case of shareholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% shareholders). However, in the event that the option holder ceases to be an employee of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

          With respect to non-qualified stock options, the Plan permits the exercise price to be less than the fair market value of the Common Stock on the date the option is granted and permits Board discretion with respect to the establishment of the terms of such options. Unless the Board otherwise determines, in the event that the option holder ceases to be an employee of the Company, such option holder's non-qualified options immediately terminate.

          In connection with their employment agreements, the Company's Board of Directors granted stock options under the 1998 Stock Option Plan to the Company's Named Executive Officers entitling them to purchase an aggregate of 380,000 shares of Common Stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on January 1, 1998 and provide that the right to exercise the option in accordance with its terms shall survive the executive's termination of employment. Each option expires on December 31, 2007. In connection with their consulting agreements, the Board of Directors granted stock options under the 1998 Stock Option Plan to the Company's consultants entitling them to purchase an aggregate of 75,000 shares of Common Stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on December 1, 1997 and provide that the right to exercise the option in accordance with its terms shall survive the consultant's termination of services. Each option expires on November 30, 2007.

          No options were granted under the Company's 1998 Stock Option Plan during the fiscal year ending December 31, 1999. No options granted under the Plan were exercised during fiscal year

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ended December 31, 1999. No options have been granted under the Plan through October 18, 2000.

Business Consultants Stock Plan

          On June 2, 1999, the Company created a Business Consultants Stock Plan and reserved 200,000 shares of the Company's $.01 par value common stock, which may be issued from time to time to business consultants and advisors who provide bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities of the Company in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

          With respect to the actual issuance by the Company of shares for services rendered in accordance with the terms of the Plan, the per share value of such shares is equal to the closing price for the Company's common stock on a date which is one business day immediately prior to the issuance of the shares as quoted in the over-the-counter market (OTCBB).

          The Company registered the 200,000 shares reserved for issuance under the Business Consultants Stock Plan under the Securities Act of 1933, and the Registration Statement became effective on June 11, 1999. By virtue of such registration, business consultants, who are not affiliates of the Company, may immediately sell such shares in open market transactions without securities law restrictions.

          For the fiscal year ending December 31, 1999, the Company issued 45,351 shares of common stock under the Business Consultants Stock Plan. The Company has issued an additional 148,129 shares through October 18, 2000 under the Plan, leaving only 6,520 shares to be issued under the Plan.

          On September 12, 2000, the Board of Directors authorized a 200,000 share increase in the number of shares issuable under the Plan. The Company filed an S-8, Registration Statement with the Securities and Exchange Commission which became effective on October 5, 2000 to register the additional 200,000 shares.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                                               MANAGEMENT

Security Ownership

          The following table sets forth as of October 18, 2000 certain information with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to own more than 5% of the outstanding shares of the Common Stock of the Company, each director, each executive officer, each consultant and (ii) all directors, executive officers and named consultants of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

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Name and Address of Beneficial Owner	Number of Position	Shares Owned	Percent of Shares Owned(1)
Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, Michigan 48309	Chairman of the Board of Directors	401,000(2)	1.87%

Keith E. Gleasman 11 Pond View Drive Pittsford, New York 14534	Director; President and Consultant to Torvec, Inc.	5,394,609(3)	25.3%

Lee E. Sawyer 16 Williamsburg Lane Rolling Hills, California 90274	Director	393,000(4)	1.83%

Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, New York 14605	Director; Secretary of Torvec, Inc.	318,767(5)	1.49%

James A. Gleasman 11 Pond View Drive Pittsford, NY 14534	Director; Consultant to Torvec, Inc.	5,383,808(6)	25.2%

Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534	Consultant to Torvec, Inc.	5,503,133(7)	25.8%

Samuel M. Bronsky 6653 Main Street Williamsville, NY 14221	Chief Financial Officer	1,000	Less Than 1%

All Executive Officers and Directors as a Group (7 persons)		17,395,317(8)	80.5%

1.     Except as indicated in the footnotes to this table, the Company believes that all the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Commission, a person or entity is deemed to be the beneficial owner of securities that can be acquired by such person or entity within 60 days from October 18, 2000 upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of October 18, 2000 have been exercised. The inclusion herein of such shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentages herein assume a base of 21,335,587 shares of Common Stock outstanding as of October 18, 2000.

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2.     Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share. In May, 1998, Mr. Dobbs entered into option agreements pursuant to which related parties have the right to purchase 360,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a ten year option term.

3.     Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 300,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a ten year option term.

4.     Includes 108,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.

5.     Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.

6.     Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In November, December 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 364,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a 10 year option term.

7.     Includes 1,744,066 shares attributable to ownership by Mr. Gleasman's wife. Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 2,000,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a 10 year option term.

8.     Includes an aggregate 273,000 shares which may be purchased through the exercise of options granted in connection with employment and consulting agreements, exercisable at $5.00 per share.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

          During the ten plus years prior to the incorporation of the Company, Vernon E., Keith E. and James A. Gleasman invented and patented numerous improvements relating to drive mechanisms for tracked vehicles, transmissions, hydraulic pumps/motors, a unique form of gearing, universal joints, and constant velocity joints as disclosed in such patents. Upon the Company's incorporation, the Gleasmans assigned all their right, title and interest to and in such inventions and patents to the Company in exchange for the issuance of 16,464,400 shares of the Company's Common Stock and the agreement of the Company to pay the Gleasmans the sum of $365,000 for expenditures in the development of these inventions and products, the Gleasmans having agreed to waive and release the Company from payment of any other expenses that they incurred in the development of these inventions and products. The Board of Directors of the Company concluded that the value of the inventions, patents and patent applications assigned to the Company, as well as the value of the services rendered, had a value in excess of the par value of the number of shares transferred to the assignors and service providers, respectively. Shares issued are fully paid and nonassessable.

          On April 15, 1997, the Company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co., Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into February 11, 1997. LT Lawrence & Co., Inc. dissolved in March 1998, although the principals still hold the shares which were issued to them less any shares they may have sold. As a result of the same transaction, there are 125,000 outstanding consulting warrants which may be exercised if and when the Company has an initial public offering of its common stock.

          On March 26, 1999, Keith and James Gleasman each purchased 26,000 shares of the Company's common stock at $10.00 per share under the Company's private placement. On June 25, 1999, Keith and James Gleasman each purchased 9,500 shares of the Company'scommon stock at $10.00 per share under the Company's private placement. On August 9, 1999, Keith Gleasman purchased 4,870 shares and James Gleasman purchased 3,500 shares at $10.00 per share under the Company's private placement.

          On June 29, 2000, the Company announced that it had granted an exclusive, world-wide license of all its technology to Variable Gear, LLC for the aeronautical and marine markets. Variable Gear will pay the Company 4% royalties for 7 years after which the Company can repurchase the license. Variable Gear is owned 51% by Robert C. Horton, Chairman and CEO of Ultrafab, Inc. and a Company shareholder. The Company owns the remaining 49%.

          Mr. Morton A. Polster, a director of the Company and its Secretary, has been Patent Counsel to the Gleasman family since 1989 and has been in charge of the preparation and execution of the Gleasmans' and now the Company's U.S. and international patent protection. Mr. Polster received 291,600 shares of the Company's Common Stock at the inception of the Company. Mr. Polster received 9,113 shares under the Company's Business Consultants Stock Plan.

          Certain officers, directors and consultants may engage in transactions with the Company in the ordinary course of the business of the Company. It is expected that the terms and conditions of such transactions will be substantially the same as similar transactions with unrelated parties.

          Other than as described herein, there have been no material transactions, series of similar transactions or currently proposed transactions to which the Company was or is a party, in which the amount invested exceeds $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

MARKET INFORMATION

Market Information

          Effective September 23, 1998, the Company's $.01 par value common stock, as a class, was registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, shares of the Company's common stock which had been owned for one year or more became eligible for trading of the Over-the-Counter Bulletin Board (OTCBB) maintained by the National Association of Securities Dealers, Inc. (NASD) on December 22, 1998. The Company's stock began trading on January 21, 1999 at $12.00 per share under the symbol "TOVC." The Company has approximately 10 market makers for its common stock.

          The following table presents the range of high and low bid prices for the Company's $.01 par value common stock for each quarter during fiscal 1999, the first year during which the Company's common stock was traded and for the first and second quarters of the year 2000. The source of the high and low bid information is the Over-the-Counter Bulletin Board. The market represented by the OTC Bulletin Board is extremely limited and the price for our common stock quoted on the OTC Bulletin Board is not necessarily a reliable indication of the value of our common stock. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

1999	High	Low

1st Quarter	$12.25	$4.75
2nd Quarter	$10.50	$3.50
3rd Quarter	$ 9.94	$5.12
4th Quarter	$ 8.50	$4.13

2000
1st Quarter	$ 7.12	$3.37
2nd Quarter	$ 4.87	$2.12

DESCRIPTION OF SECURITIES

          The following description of the capital stock of Torvec, Inc. is a summary and is qualified in its entity by the provisions of the Certificate of Incorporation of the Company, as amended, which have been filed as exhibits to Torvec, Inc. Registration Statement, of which this Prospectus is a part.

Common Stock

          The Company is authorized to issue 40,000,000 shares of Common Stock, $.01 par value per share, of which 21,335,587 shares are currently issued and outstanding. As of June 9, 2000, the Company had 228 shareholders of record. Once issued for consideration, the shares of Common Stock are not subject to assessment or call.

          The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting with respect to the election of directors, which means that the holders of more than 50% of the outstanding shares of Common Stock can elect all of the Company's directors if they choose to do so and, in such event, the holders of the remaining shares would not be able to elect any directors. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of the Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. All of the outstanding shares of Common Stock are, and the shares to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation as amended from time to time, and to issue options and warrants for the purchase of such Common Stock, on such terms and conditions and for such consideration as the Board of Directors may deem appropriate without further stockholder action.

Outstanding Options and Warrants; Registration Rights

          The Company has granted 455,000 options under its 1998 Stock Option Plan and, in its discretion, may issue another 1,545,000 options under the Plan.

          The Company has outstanding Consulting Warrants granting the holders the right to purchase up to an aggregate of 125,000 shares of Common Stock at a purchase price equal to the initial public offering price per share of the Company's Common Stock. The Consulting Warrants may be exercised on the date the Registration Statement filed in connection with the Company's initial public offering is declared effective by the Commission and shall expire five years thereafter. The Consulting Warrant holders are entitled to one demand and unlimited piggyback registration rights with respect to the underlying shares.

          In addition, certain consultants own 354,000 stock options and these consultants have exercised their piggyback registration rights with respect to the underlying shares in this Prospectus.

Swartz Warrants and Registration Rights

          The Company issued Commitment Warrants for 960,101 shares of common stock at an initial exercise price of $4.875 to Swartz Private Equity in connection with the Investment Agreement dated September 5, 2000. The warrants are subject to a provision which resets the exercise price at the lowest closing price of the Company's common stock for the five trading days ending on each six-month anniversary of the date of issuance of the warrants. Additional warrants exercisable for common stock are issuable to Swartz Private Equity under the Investment Agreement. None of the warrants have been exercised to date.

          Registration rights exist for the common stock and the common stock underlying the warrants issuable to Swartz Private Equity under the Investment Agreement and which are being registered on the Company's registration statement, of which this Prospectus is a part. The Company will pay for the all expenses incurred in connection with this registration.

Dividend Policy

          The Company has not paid any cash dividends to its shareholders since its inception. The declaration or payment of cash dividends, if any, to its shareholders is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. The Board of Directors does not currently intend to declare or pay any cash dividends in the foreseeable future and intends to retain any earnings to finance the growth of the Company. See below for preferred stock dividend.

Preferred Stock

          As of the date hereof, we have no shares of preferred stock issued and outstanding. Our Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control. At its shareholders meeting held on July 27, 2000, the Company announced that it intended to issue 1 share of preferred stock for each common share held of record as of a date to be specified in January, 2001. Such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered thereby.

Penny Stock

          The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Transfer Agent and Registrar

          Continental Stock Transfer & Trust Company has been appointed as the Company's Transfer Agent and Registrar for the Common Stock.

SALES TO SWARTZ

SWARTZ INVESTMENT AGREEMENT

        OVERVIEW. On September 5, 2000 we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $50 million from time to time during a three-year period, beginning on the effective date of this Registration Statement. This right to sale is referred to as a put right.

        PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz in any given put may not exceed the lesser of a) 1,500,000 shares, b) 15% of the aggregate daily reported trading volume during a period which begins on the business day immediately following the day we invoke the put right and ends on and includes the day which is twenty business days after the date we invoke the put right, c) the number of put shares which when multiplied by the put share price, equals $2,000,000 or d) 15% of the aggregate daily reported trading volume during the twenty business days preceding the day we invoke the put right. In addition, Swartz shall in no event be required to purchase an amount of shares which, when added to the number of shares acquired by Swartz during the 31 days preceding the day we invoke the put right, would exceed 9.99% of the number of shares of common stock outstanding.

          For each common share, Swartz will pay us the lesser of:

          - the market price for such put, minus $.20 or

          - 91% of the market price, which is defined as the lowest closing bid price for the common stock during the pricing period which is the twenty business days following the date notice of the put was provided to Swartz. However, the price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

        PURCHASE WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will be exercisable at a price which will initially equal 110% of the market price for the applicable pricing period. The warrants will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending five years thereafter.

          LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Our right to exercise a put is limited as follows:

                     (a)   notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

                     (b)   the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

                     (c)   the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

                     (d)   the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

                     (e)   the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put Period.

          SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

          CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

          - we discover an undisclosed material fact relevant to Swartz's investment decision;

          - the registration statement registering resales of the common shares becomes ineffective; or

          - shares are delisted from the then primary exchange.

However, the put will remain in effect for the number of shares specified in the put notice for the shortened pricing period which will end on the day prior to the date of delivery of the put cancellation notice.

          SHAREHOLDER APPROVAL. We may issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval. Our directors and officers have agreed to recommend shareholder approval of this proposal at our next annual shareholders meeting.

          TERMINATION OF INVESTMENT AGREEMENT. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

          RESTRICTIVE COVENANTS. During the term of the investment agreement and for a period of 60 days thereafter, we are prohibited from certain transactions. These include the issuance of common stock in a private transaction or of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock. We are also prohibited from entering into any private equity line type agreements similar to the investment agreement without obtaining Swartz's prior written approval.

          RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase equity securities offered by us in any private transaction which closes on or prior to the date which is sixty days after the termination of the investment agreement.

          SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

          COMMITMENT PAYMENTS. During the term of the investment agreement, if we do not put at least $1,000,000 during each six month period following the effective date of this Prospectus, we must pay Swartz, as a "semi-annual non-usage fee" $100,000 less 10% of the aggregate put dollar amount during that same six month period. If we terminate the investment agreement, we must pay Swartz the "semi-annual non-usage fee" for the applicable six-month period or, if greater, $200,000 less 10% of the aggregate dollar amounts of all puts to Swartz over the life of the agreement.

SWARTZ AS SELLING SHAREHOLDER

          The following table sets forth certain information with respect to Swartz as of October 18, 2000. Except as shown below, Swartz is not an affiliate of ours, and has not had a material relationship with us during the past three years. Swartz is not and was not affiliated with registered brokered dealers.

Name	Beneficial Ownership of Common Stock as of October 18, 2000	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
Swartz Private Equity, LLC	960,101	5,000,000(2)	NONE

(1)     Assumes that the Swartz will sell all of the shares of common stock offered hereby. We cannot assure you that Swartz will sell all or any of the shares offered hereunder.

(2)     This number includes 960,101 shares of common stock issuable upon exercise of outstanding warrants which are currently exercisable, which represents 4.5% of our issued and outstanding common stock as of October 18, 2000. This number also includes (solely for purposes of this prospectus) up to an aggregate of 4,039,899 shares of our common stock that we may sell to Swartz pursuant to the investment agreement and warrants issuable in connection with the investment agreement, which shares would not be deemed beneficially owned within the meaning of Sections 13(d) and 13(g) of the Exchange Act before their acquisition by Swartz. It is expected that Swartz will not beneficially own more than 9.99% of our outstanding common stock at any time.

SWARTZ PLAN OF DISTRIBUTION

          Swartz is free to offer and sell the common shares it buys from us at such times, in such manner and at such prices as it may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Swartz has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. Swartz does not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Swartz may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Swartz. It may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          Swartz is, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because Swartz is deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, Swartz will be subject to prospectus delivery requirements.

          We have informed Swartz that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to its sales in the market and have provided Swartz with a copy of such rules and regulations.

          Swartz may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

CONSULTANTS AS SELLING SHAREHOLDERS

         The following table sets forth certain information as of October 18, 2000. Neither PMC Direct Corp. nor Marquis Capital, LLC is an affiliate of ours. PMC Direct Corp. and Marquis

Capital, LLC served as consultants under their option and consulting agreements from February 10,

1999 to February 10, 2000 and certain of the principals of both companies have served the Company as consultants since February 1997.

Name	Beneficial Ownership of Common Stock as of October 18, 2000	Maximum Number of Shares of Common Stock Offered for Sale	Amount and Percentage of Common Stock After the Sale (1)
PMC Direct Corp.	7,000	118,000	7,000
Marquis Capital, LLC.	0	236,000	0

(1)     Assumes that PMC Direct Corp. and Marquis Capital, LLC will exercise all of its options at $5.00 per share and will sell all of their shares of common stock resulting from such exercise. We cannot assure you that either PMC Direct Corp. or Marquis Capital, LLC will either exercise their options or sell all or any of such shares.

CONSULTANTS PLAN OF DISTRIBUTION

          Both PMC Direct Corp. and Marquis Capital, LLC are free to offer and sell the common shares either of them buy as a result of the exercise of their stock options at such times, in such manner and at such prices that either may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Both PMC Direct Corp. and Marquis Capital, LLC have advised us that neither of them have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Neither PMC Direct Corp. nor Marquis Capital, LLC have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. Either PMC Direct Corp. or Marquis Capital, LLC may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from PMC Direct Corp. or Marquis Capital, LLC. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          Both PMC Direct Corp. and Marquis Capital, LLC are, and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions. Because both PMC Direct Corp. and Marquis Capital, LLC are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, both PMC Direct Corp. and Marquis Capital, LLC will be subject to prospectus delivery requirements.

          We have informed both PMC Direct Corp. and Marquis Capital, LLC that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and

Exchange Act, may apply to their sales in the market and have provided each of them with a copy of such rules and regulations.

          Both PMC Direct Corp. and Marquis Capital, LLC may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided it meets the criteria and conform to the requirements of such Rule.

LEGAL MATTERS

           Certain legal matters with respect to the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Chamberlain, D'Amanda, Oppenheimer & Greenfield which has acted as counsel to the Company in connection with this Offering. The partners of Chamberlain, D'Amanda, Oppenheimer & Greenfield were issued 95,000 shares of the Company's Common Stock which were received for the performance of services rendered in connection with legal matters associated with the formation and initial capitalization of the Company. The partners do not intend to purchase any shares offered hereby.

           The firm has also been paid a total of 62,600 shares for services rendered to the Company under its Business Consultant's Plan.

EXPERTS

           Our financial statements as of December 31, 1999 and for each of the years in the two years then ended, included in this prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as stated in their report which is included herein, and has been given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

           We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this Prospectus, and reference is made to such registration statement. This Prospectus constitutes the Prospectus of Torvec, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

           We are subject to the informational requirements of the Securities Exchange Act of 1934 and pursuant to those requirements, we file reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports, proxy and information statements filed under Sections 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC, including copies of the registration statement, can be inspected and copied SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet web site is www.torvec.com.

           The Company furnishes our shareholders with annual reports containing audited financial statements in accordance with requirements of the Securities Exchange Act of 1934.

TORVEC, INC.

(a development stage company)

Financial Statements

Contents

 Page

Independent auditors' report

Balance sheet as of December 31, 1999

Statements of operations for each of the years in the two-year period ended
     December 31, 1999 and period from September 25, 1996 (inception) through
     December 31, 1999

Statements of changes in stockholders' equity for the period from September 25, 1996
     (inception) through December 31, 1997 and each of the years in the two-year period ended December 31, 1999

Statements of cash flows for each of the years in the two-year period ended
     December 31, 1999 and for the period from September 25, 1996 (inception)
     through December 31, 1999

Notes to financial statements

Balance sheet as of June 30, 2000 (unaudited)

Statements of operations for the six-month ended June 30, 2000 and 1999 and for the period from September 25, 1996 (inception) through June 30, 2000
     (unaudited)

Statements of cash flows for the six-months ended June 30, 2000 and 1999 and for the period from September 25, 1996 (inception) through
     June 30, 2000 (unaudited)

Notes to financial statements (unaudited)

F-2 F-3 F-4 F-5 F-6 F-7 F-14 F-15 F-16 F-17

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Torvec, Inc.

We have audited the accompanying balance sheet of Torvec, Inc., (a development stage company), as of December 31, 1999, and the related statements of operations and cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from September 25, 1996 (inception) through December 31, 1999 and changes in stockholders' equity for the period from September 25, 1996 (inception) through December 31, 1997 and each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Torvec, Inc. as of December 31, 1999 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from September 25, 1996 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred net losses, has a working capital deficiency and is not generating cash flows from operating activities to sustain its operations which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note H[3], the principal stockholders are involved in an arbitration proceeding relating to certain technology which they contributed to the Company at its formation.

Richard A. Eisner & Company, LLP

March 2, 2000
New York, New York

With respect to Note G[4]
March 14, 2000

TORVEC, INC.
(a development stage company)

Balance Sheet
December 31, 1999

ASSETS
Current assets:
          Cash

                    Total current assets

Equipment (Note B[1]):
          Office equipment
          Transportation equipment (Note F)

Less accumulated depreciation

Net equipment

LIABILITIES
Current liabilities:
          Current portion of loan payable (Note F)
          Accounts payable and accrued expenses (Note E)
          Consulting fees payable to related parties (Note C[1])

                    Total current liabilities

Loan payable (Note F)

Commitments and other matter (Note H)

STOCKHOLDERS' EQUITY (Note G)
Common stock, $.01 par value, 40,000,000 shares authorized, 21,043,137 issued and outstanding

Additional paid-in capital
Unearned compensatory stock options
Deficit accumulated during the development stage

$ 183,000 183,000 9,000 53,000 62,000 (24,000) 38,000 $ 221,000 $ 6,000 104,000 421,000 531,000 15,000 546,000 210,000 8,221,000 (435,000) (8,321,000) (325,000) $ 221,000

See independent auditors' report and notes to financial statements                                                               F-3

TORVEC, INC.
(a development stage company)

Statements of Operations

			September 25,
			1996
			(Inception)
	Year Ended		Through
	December 31,		December 31,
	1999	1998	1999

Cost and expenses:
Research and development	$ 1,035,000	$ 1,055,000	$ 2,313,000
General and administrative	3,753,000	1,067,000	6,008,000

Net loss	$ (4,788,000)	$ (2,122,000)	$ (8,321,000)

Basic and diluted loss per common share	$ (0.23)	$ (0.10)

Weighted average number of shares of common stock - basic and diluted (Note B[4])	20,918,000	20,726,000

See independent auditors' report and notes to financial statements                                                       F-4

TORVEC, INC.
(a development stage company)

Statements of Changes in Stockholders' Equity

					Deficit
				Unearned	Accumulated
			Additional	Compensatory	During the	Total
	Common Stock		Paid-in	Stock and	Development	Stockholders'
	Shares	Amount	Capital	Options	Stage	Equity

Issuance of shares to founders (Note A)	16,464,400	$ 165,000	$ (165,000)			$ 0
Issuance of stock for services (Note A)	2,535,600	25,000	381,000			406,000
Sale of common stock - November ($1.50 per share)	64,600	1,000	96,000			97,000
Sale of common stock - December ($1.50 per share)	156,201	1,000	233,000			234,000
Distribution to founders (Note A)			(27,000)			(27,000)
Net loss					$ (489,000)	(489,000)
Balance - December 31, 1996	19,220,801	192,000	518,000		(489,000)	221,000
Issuance of compensatory stock (Note G[2])	1,000,000	10,000	1,490,000	$ (1,500,000)		0
Issuance of stock for services	12,000		18,000			18,000
Sale of common stock - January ($1.50 per share)	58,266	1,000	86,000			87,000
Sale of common stock - February ($1.50 per share)	75,361	1,000	112,000			113,000
Sale of common stock - May ($1.50 per share)	30,000		45,000			45,000
Issuance of stock for services	2,000		6,000			6,000
Sale of common stock - June ($3.00 per share)	73,166	1,000	219,000			220,000
Sale of common stock - July ($3.00 per share)	13,335		40,000			40,000
Sale of common stock - August ($3.00 per share)	60,567	1,000	181,000			182,000
Sale of common stock - September ($3.00 per share)	10,000		30,000			30,000
Sale of common stock - October ($3.00 per share)	7,000		21,000			21,000
Sale of common stock - November ($3.00 per share)	10,000		30,000			30,000
Sale of common stock - December ($3.00 per share)	100,000	1,000	299,000			300,000
Issuance of compensatory options to consultants (Note G[3])			234,000	(234,000)		0
Compensatory stock and options earned				451,000		451,000
Distributions to founders (Note A)			(338,000)			(338,000)
Net loss					(922,000)	(922,000)
Balance - December 31, 1997	20,672,496	207,000	2,991,000	(1,283,000)	(1,411,000)	504,000
Issuance of stock for services	1,000		3,000			3,000
Sale of common stock - May 11 to September 20 ($5.00 per share)	112,620	1,000	562,000			563,000
Sale of common stock - September 21 to December 31 ($10.00 per share)	25,500		255,000			255,000
Costs of offering			(60,000)			(60,000)
Compensatory stock and options earned				578,000		578,000
Contribution of services (Note C[3])			15,000			15,000
Net loss					(2,122,000)	(2,122,000)
Balance - December 31, 1998	20,811,616	208,000	3,766,000	(705,000)	(3,533,000)	(264,000)
Issuance of stock for services (Note G[4])	45,351		327,000			327,000
Sale of common stock - January 1 to August 9 ($10.00 per share)	80,670	1,000	806,000			807,000
Sale of common stock - August 10 to November 30 ($5.00 per share)	84,500	1,000	422,000			423,000
Issuance of compensatory options to consultants (Note G[2])			2,780,000	(2,780,000)		0
Common stock issued- exercise of options (Note G[2])	21,000		105,000			105,000
Compensatory stock and options earned				3,050,000		3,050,000
Contribution of services (Note C[3])			15,000			15,000
Net loss					(4,788,000)	(4,788,000)

Balance - December 31. 1999	21,043,137	$ 210,000	$ 8,221,000	$ (435,000)	$ (8,321,000)	$ (325,000)

See independent auditors' report and notes to financial statements                                                                                                                                     F-5

TORVEC, INC.
(a development stage company)

Statements of Cash Flows

			September 25,
			1996
			(Inception)
	Year Ended		Through
	December 31,		December 31,
	1999	1998	1999

Cash flows from operating activities:
          Net loss
          Adjustments to reconcile net loss to net cash used in
                    operating activities:
                              Depreciation and amortization
                              Common stock issued for services
                              Contribution of services
                              Compensation expense attributable to
                                        common stock and options
                              Changes in:
                                        Other assets
                                        Accounts payable and accrued
                                              expenses

                                                   Net cash used in operating activities

	$ (4,788,000) 12,000 327,000 15,000 3,050,000 164,000 (38,000) (1,258,000)	$ (2,122,000) 9,000 3,000 15,000 578,000 504,000 (1,013,000)	$ (8,321,000) 24,000 737,000 54,000 4,078,000 525,000 (2,903,000)

Cash flows from investing activities: Purchase of equipment		(33,000)	(62,000)

Cash flows from financing activities:
Net proceeds from sales of common stock Proceeds from loan Repayments of loan Distributions	1,416,000 (5,000)	903,000 29,000 (3,000)	3,492,000 29,000 (8,000) (365,000)
Net cash provided by financing activities	1,411,000	929,000	3,148,000

Net increase (decrease) in cash Cash at beginning of period	153,000 30,000	(117,000) 147,000	183,000
Cash at end of period	$ 183,000	$ 30,000	$ 183,000

Supplemental disclosure of noncash investing and financing activities:
Issuance of compensatory options to consultants	$ 2,780,000

Cash paid for:
Interest Taxes	$ 2,000	$ 2,000 $ 1,000

See independent auditors' report and notes to financial statements                                                                         F-6

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note A - The Company

Torvec, Inc. (the "Company") was incorporated in New York on September 25, 1996. The Company which is in the development stage, specializes in automotive technology. In September 1996, the Company acquired numerous patents, inventions and know-how (the "technology") contributed by Vernon E. Gleasman and members of his family (the "Gleasmans") (see Note H[3]). The Company intends to develop and design specific applications for this technology relating to steering drives for tracked vehicles, infinitely variable transmissions, hydraulic pumps and motors and constant velocity joints and spherical gearings. As consideration for this contributed technology, the Company issued 16,464,400 shares of common stock and $365,000 to the Gleasmans. In September 1996, the Company issued 2,535,600 shares of common stock (valued at $406,000) to individuals as consideration for the cost of services and facilities provided in assisting with the development of this technology.

For the period from inception through December 31, 1999, the Company has accumulated a deficit of $8,321,000, has a working capital deficiency of $348,000 and has been dependent upon equity financing to meet its obligations and sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. In order to continue its operations, the Company is seeking additional financing and exploring opportunities such as collaborative arrangements, joint ventures or licensing arrangements. However, there is no assurance that the Company can obtain adequate additional financing, that products will be developed which will be commercially successful, or that profitable operations can be attained. The financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary as a result of the above uncertainty.

Note B - Summary of Significant Accounting Policies
[1]

Equipment:

Equipment, including a vehicle intended to be used as a prototype, is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from five to seven years.

[2]	Research and development and patents: Research and development costs and patent expenses are charged to operations as incurred.
[3]

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]

Loss per common share:

Statement of Financial Accounting Standards No. 128, "Earnings Per Share," requires the presentation of basic earnings per share, which is based on common stock outstanding, and dilutive earnings per share, which gives effect to options, warrants and convertible securities in periods when they are dilutive.

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note B - Summary of Significant Accounting Policies (continued)
[5]	Fair value of financial instruments: The carrying value of cash, accounts payable and accrued expenses approximates their fair value due to the short maturity of those instruments.
[6]

Stock-based compensation:

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to account for its employee stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. Stock options granted to nonemployees for goods or services are measured using the fair value of these options and such costs are included in operating results as an expense.

Note C - Related Party Transactions
[1]

On December 1, 1997, the Company entered into three-year consulting agreements with three members of the Gleasman family whereby each will provide technical services to the Company in exchange for compensation of $12,500 each per month. In addition, the Company granted them options to purchase a total of 75,000 shares of common stock at an exercise price of $5.00 per share (Note G[3]). For the years ended December 31, 1999, 1998 and 1997, the Company incurred expenses amounting to approximately $528,000, $528,000 and $45,000, respectively, in connection with these agreements. Prior to these agreements, one member of the Gleasman family provided consulting services to the Company. Amounts charged to operations for the year ended December 31, 1997 and for the period ended December 31, 1996 were approximately $55,000 and $18,000, respectively.

[2]

For the years ended December 31, 1999, 1998 and 1997 and for the period ended December 31, 1996, approximately $269,000, $116,000, $213,000 and $4,000, respectively, were charged to operations for services provided by three law firms, each of which has a partner who is a stockholder of the Company. At December 31, 1999, the Company owed $31,000 to two of these firms which is included in accounts payable.

[3]

During 1999 and 1998 a stockholder provided space and services to the Company at no charge. The fair value of such space and services amounted to $15,000 in each year and was treated as a capital contribution and expensed.

Note D - Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note D - Income Taxes (continued)

At December 31, 1999, the Company has available $3,273,000 of net operating loss carryforwards to offset future taxable income tax expiring through 2019.

At December 31, 1999, the Company has a deferred tax asset of approximately $1,286,000 representing the benefits of its net operating loss carryforward and a deferred tax asset of $1,781,000 from temporary differences, principally stock options not currently deductible and certain operating expenses which have been capitalized as start-up costs for federal income tax purposes. The total of these deferred tax assets has been fully reserved by a valuation allowance since realization of their benefit is uncertain.

A reconciliation between the actual income tax benefit and income taxes computed by applying the federal income tax rate of 34% to the net loss is as follows:

	Year Ended
	December 31,
	1999	1998

Computed federal income tax benefit at 34% rate	$ (1,627,000)	$ (721,000)

State tax benefit, net of federal tax benefit	(253,000)	(112,000)
Nondeductible expenses	202,000	201,000
Valuation allowance	1,678,000	632,000

	$ 0	$ 0

Note E - Accounts Payable and Accrued Expenses

At December 31, 1999, accounts payable and accrued expenses consist of the following:

Professional fees (Note C[2])	$ 31,000
Trade payables	73,000

$ 104,000

Note F - Loan Payable

During 1998, the Company purchased a vehicle that is intended to be used as a prototype. The vehicle is collateral for the loan. The loan is payable in monthly installments of principal and interest (at 10.13% per annum) of approximately $610 through March 2003.

                                                                                                                                                             F-9

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note F - Loan Payable (continued)

At December 31, 1999 the net book value of the prototype vehicle was approximately $20,000.

Note G - Stockholders' Equity
[1]

Private placement:

On May 11, 1998 the Company initiated a private placement of its common stock at $5.00 per share. On September 21, 1998 the Company increased the offering price to $10.00 per share. The Company yielded net proceeds of $1,230,000 (of which $507,000 was received from the Gleasman family), $758,000, $1,068,000 and $331,000 from private placements for the years ended December 31, 1999, 1998 and 1997 and for the period ended December 31, 1996, respectively.

[2]

Consultant:

In February 1997, the Company entered into a three-year agreement with a consultant (the "Consultant") whereby the Consultant will provide financial consulting services and assistance in obtaining financing as well as other services. In consideration thereof, employees of the Consultant received an aggregate of 1,000,000 shares of common stock for $50. The Company valued the shares of common stock at $1.50 per share.

In April 1997, the Company granted an aggregate of 500,000 warrants to five employees of the Consultant. The warrants are exercisable into common stock at the initial public offering (the "IPO") price and are exercisable for five years from the date the Company's IPO is declared effective ("warrant term"). However, if fifty percent or more of either the Company's assets or its common stock is acquired by another entity or group during the warrant term, the exercise price shall be $1.50. The Company will record a charge to operations representing the fair value of the warrants when the IPO is declared effective.

On February 10, 1999, the Company entered into a one-year agreement with two consultants to provide financial and public relation services. In connection therewith, 375,000 of previously granted warrants were cancelled and the Company granted 375,000 options at an exercise price of $5.00 exercisable immediately through February 10, 2004. The underlying shares will have registration rights. The Company valued these options at $2,780,000 using the Black-Scholes Option pricing model with the following weighted average assumptions for the year ended December 31, 1999: risk free rate of 5%, dividend yield 0%, volatility 40% and expected life for options granted of 10 years. These options will be charged to operations over the term of the consulting agreement. In February 1999, 21,000 of such options were exercised.

;F-10

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note G - Stockholders' Equity (continued)
[3]

Stock option plan:

In December 1997, the Board of Directors of the Company approved a Stock Option Plan (the "Plan") which provides for the granting of up to 2,000,000 shares of common stock, pursuant to which officers, directors, key employees and key consultants/advisors are eligible to receive incentive, nonstatutory or reload stock options. Options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant. Options generally vest over five years.

In connection with certain consulting agreements (see Note C[1]), the Company granted an aggregate of 75,000 nonqualified options to purchase common stock under the Plan at an exercise price of $5.00 per share. The options vest 20% per annum and are exercisable through November 30, 2007. The Company valued these options at $234,000 using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 1997: risk-free interest rate of 5.91%, dividend yield 0%, volatility 40% and expected life for options granted of 10 years. The options are being amortized over the term of the consulting agreements.

On January 1, 1998 the Company granted 380,000 options under the Plan at an exercise price of $5.00 per share to officers and directors. The options are exercisable for a period of ten years and vest 20% per annum.

Pro forma information regarding net loss and net loss per share is required by SFAS 123, and has been determined as if the Company had accounted for it employee stock options under the fair value method of that statement. The weighted fair value of options granted during the year ended December 31, 1998 is estimated to be $.47. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.75%, dividend yield 0%, volatlity of .40% and expected life of 10 years.

Had compensation cost for the Company's stock options been determined base upon the fair value at the grant date for awards under the Plan consistent with the methodology prescribed under SFAS No. 123, the Company's net loss and net loss per share would be as follows:

	Year Ended
	December 31,
	1999	1998

Pro forma net loss	$4,900,000	$2,234,000
Pro forma basic and diluted net loss per share	$ .23	$ .11

At December 31, 1999 455,000 options were outstanding with a weighted average exercise price of $5.00 and the weighted average remaining life was 8 years. At December 31, 1999, 197,000 options are exercisable with a weighted average exercise price of $ 5.00 per share.

At December 31, 1999, 1,545,000 options were available under the Plan.

                                                                                                                                                          F-11

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note G - Stockholders' Equity (continued)
[4]

Business consultant stock plan:

On June 1999, the Company adopted the Business Consultant Stock Plan (the "Stock Plan"). The plan provides for up to 200,000 shares of common stock to be issued from time to time to consultants in exchange for services. For the year ended December  31, 1999, 45,351 shares were issued to consultants in exchange for services and amounts owed to these consultants. The exchange was valued at the market value of the shares at the date of issuance. The Company issued 42,501 additional shares through March 14, 2000.

[5]

Noncash transaction:

During 1998, the Company granted 1,000 shares of common stock, valued at $3.00 per share, for services provided. During 1997, the Company granted 12,000 and 2,000 shares of common stock for services provided. The Company valued the shares at their fair value of $1.50 and $3.00 per share, respectively.

Note H - Commitments and Other Matter
[1]

Lease:

In January 1998 the Company entered into an agreement with a stockholder/landlord, as amended to be effective upon the completion of the Company's private placement, to lease land and a building for one year at $52,500 per month. The agreement also provided for the right to purchase of land adjacent to the leased premises for one year after the effective date of the lease for $350,000.

The Company paid approximately $164,000 representing the first month's rent and rent deposits. On August 31, 1999, the Company and the stockholder terminated the lease agreement. The termination noted that the first and last monthly payments previously paid by the Company constitute the total payment required to be made. As a result, the $164,000 was charged to operations during 1999.

[2]

Employment agreements:

The Company has entered into three employment agreements with stockholders for a period of three years, commencing on the first day of the month in which the Company receives the proceeds from an IPO. Two agreements each provide for salaries of $150,000 per year. The third agreement provides for a salary of $240,000 in the first year, $252,000 in the second year and $264,000 in the third year and provides for a minimum bonus of $15,000 per quarter for the duration of the agreement.

[3]

Arbitration:

During 1997 certain members of the Gleasman family were named in a lawsuit seeking monetary damages relating to the development of certain technology and related matters. The court stayed all aspects of the litigation and directed that the parties arbitrate such matters in dispute. The arbitration proceedings were conducted during 1998 and a decision on this matter was rendered in April 1999. The arbitrator issued a nonappealable decision which determined that the Gleasmans exclusively owned all the patents and the patents are exclusive patents of the Company. The arbitrator's decision also awarded the sum of $863,000 to be paid to McElroy Manufacturing, Inc. ("McElroy") by the Gleasmans out of royalties which they may receive and awarded McElroy a 20% interest in all royalties and other sums received by the Gleasmans. The Company was not a party to the arbitration.

                                                                                                                       F-12

TORVEC, INC.
(a development stage company)

Notes to Financial Statements
December 31, 1999

Note H - Commitments and Other Matter (continued)
[3]	Arbitration: (continued)

In June 1999, McElroy filed an amended complaint in the United States District Court for the Northern District of Oklahoma seeking correction of the inventorship of the subject patents and that the Gleasmans immediately reimburse McElroy for its expense in the amount of $863,000 plus interest. In addition McElroy has demanded that the Company pay out of proceeds generated by sale of its stock the sums demanded of the Gleasmans.

Management of the Company believes that certain demands made by McElroy upon the Company constitute a complete misreading of the arbitrator's decision and are without merit since the contract was between the Gleasmans and McElroy, the Company did not participate in the arbitration proceedings and that the arbitrator's decision did not direct payment of any sums from the Company to McElroy.

Should the Company's position not prevail, it would have a significant adverse effect on the Company's financial position and results of operations. No provision for such contingency has been made in the financial statements.

                                                                                                                                                         F-13

TORVEC, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEET

June 30, 2000
  (Unaudited)

ASSETS CURRENT ASSETS Cash Subscriptions receivable (subsequently collected)	$ 41,000 300,000
Total Current Assets	341,000
PROPERTY AND EQUIPMENT
Office equipment Transportation equipment	9,000 53,000 62,000
LESS: ACCUMULATED DEPRECIATION	30,000
32,000
Total Assets	$373,000
LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES Consulting fees payable to related parties Current maturities of long-term debt Deferred revenue-short-term	$ 586,000 6,000 21,000
Total Current Liabilities	613,000
LONG TERM LIABILITIES Long-term debt, net of current maturities Deferred revenue-long-term	12,000 129,000
754,000

CAPITAL DEFICIT
        Common stock, $.01 par value, 40,000,000
             shares authorized, 21,284,680
             issued and outstanding
        Additional paid in capital
        Unearned compensatory stock options
        Deficit accumulated during development stage
        Subscription receivable

213,000 9,152,000 (33,000) (9,513,000) (200,000)
Total Capital Deficit	(381,000)
Total Liabilities and Capital Deficit	$ 373,000

See Notes to Financial Statements

TORVEC, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Six Months Ended June 30, 2000	Six Months Ended June 30, 1999	September 25, 1996 (Inception) Through June 30, 2000
COSTS AND EXPENSES Research and development General and administrative	$217,000 975,000 -----------------	$641,000 1,634,000 -----------------	$2,530,000 6,983,000 -------------------
Net Loss	($1,192,000) ==========	($2,275,000) ==========	($9,513,000) ===========
Basic and Diluted Loss Per Share	($0.06) ==========	(0.11) ==========
Weighted average number of shares of common stock - basic and diluted	(21,112,000) ==========	20,972,000 ==========

See Notes to Financial Statements

                                                                                                            F-15

TORVEC, INC. (A Development Stage Company) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Six Months Ended June 30, 2000	Six Months Ended June 30, 1999	September 25, 1996 (inception) Through June 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss
     Adjustment to reconcile net loss
     to net cash used in operating activities:
        Depreciation
        Compensation expense attributable
           to common stock options
        Common stock issued for services
        Contribution of services
        Changes in other current assets
           and current liabilities:
        (Increase)/decrease in other assets
        Increase/(decrease) in accounts payable
        and accrued expenses

       Net cash (used in) operating activities

	($1,192,000) 6,000 402,000 383,000 62,000 _________ (339,000)	($2,275,000) 6,000 1,384,000 158,000 (221,000) __________ (948,000)	($9,513,000) 30,000 4,480,000 1,120,000 54,000 586,000 ___________ (3,243,000)

CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment Net cash (used in) investing activities	0 0	0 0	(62,000) (62,000)
CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from sale of common stock Proceeds from long-term borrowings Repayment of long-term borrowings Distributions Net cash provided by financing activities	200,000 0 (3,000) _________ 197,000 _________	940,00 0 (3,000) __________ 937,000 __________	3,693,000 29,000 (11,000) (365,000) 3,346,000 __________

NET (DECREASE) INCREASE IN CASH	(142,000)	(11,000)	41,000
CASH - BEGINNING OF PERIOD	183,000 _________	30,000 __________	0 __________
CASH - END OF PERIOD	$41,000 ========	$19,000 =========	$41,000 =========

See Notes to Financial Statements

                                                                                                     F-16

TORVEC, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000

Note 1 Financial Statement Presentation

The information contained herein with respect to the six month periods ended June 30, 2000 and June 30, 1999 and the period from September 25, 1996 (inception) through June 30, 2000 has not been audited but was prepared in conformity with generally accepted accounting principles for interim financial information and instructions for 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the condensed financial statements do not include information and footnotes required by generally accepted accounting principles for financial statements. Included are the ordinary adjustments, which in the opinion of management are necessary for a fair presentation of the financial information for the six month periods ended June 30, 2000 and 1999, and since inception. The results are not necessarily indicative of results to be expected for the year.

Note 2 The Company

Torvec, Inc. (the Company) was incorporated in New York on September 25, 1996. The Company, which is in the development stage, specializes in automotive technology.

Note 3 Summary of Significant Accounting Policies

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the useful lives of the assets.

Research and development and patents

Research and development costs and patent expenses are charged to operations as incurred.

Note 4 Related Party Transactions

The Company has entered into consulting agreements with members of the Gleasman family. Included in research and development and general and administrative expenses for the periods ending June 30, 2000 and June 30, 1999 is $225,000 and $225,000 respectively for these consulting expenses.

Note 5 Private Placement

The Company commenced a private placement in May 1998 to sell its common stock at a price of $5.00 per share. On September 21, 1998 the offering price of the private placement was increased to $10.00 per share. During the three months ended March 31, 2000 the Company raised $200,000 at $4.50 per share. During the three months ended June 30, 2000, the Company sold 100,000 shares to a stockholder at $5.00 per share and the Company entered into a license agreement with Variable Gear LLC, an entity owned 51% by the stockholder, for all of its patented technologies, for the aeronautical and marine markets. The other 49% is owned by the Company. The market price of the Company's stock at the date of the transaction was $3.50. Accordingly, $1.50 per share has been allocated to the license agreement. At June 30, 2000 the subscriptions, receivable from the stockholder amounted to $500,00 of which $300,000 was subsequently collected.                                                                 F-17

TORVEC, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000

Note 6 Stock Options

On February 10, 1999, the Company entered into a one-year agreement with two consultants to provide financial and public relation services. In connection therewith 375,000 of previously granted warrants were cancelled and the Company granted 375,000 options at an exercise price of $5.00 exercisable immediately through February 10, 2004. The underlying shares will have registration rights. The Company valued these options at $2,780,000 which will be charged to operations over the term of the consulting agreement.

Note 7 Deferred Revenue

During the six months ended June 30, 2000 the Company signed a seven-year licensing agreement in the amount of $150,000. (See Note 5) The revenue is being recognized over seven years and the unrecognized portion is classified as deferred revenue.

Note 8 Long-Term Debt

Long-term debt at June 30, 2000 consisted of a note payable in monthly installments of $610 including interest at 10.13% through March, 2003. The note is secured by transportation equipment.

Note 9 Consultant Stock Plan

On June 2, 1999, the Company adopted the Business Consultant Stock Plan. The plan provides for up to 200,000 shares of common stock to be issued from time to time to consultants in exchange for services. During the six months ended June 30, 2000, 97,222 shares were issued to consultants in exchange for services and amounts owed to those consultants. The exchange was valued at the fair value of the shares at the date of the grant.

Note 10 Arbitration

During 1997 certain members of the Gleasman family were named in a lawsuit seeking monetary damages of $750,000 relating to the development of certain technology and related matters. In February, 1998 the court stayed all aspects of the litigation and directed the parties to arbitrate such matters in dispute. On April 22, 1999, the arbitrator issued a nonappealable decision which

TORVEC, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000

determined that Vernon and Keith Gleasman exclusively owned all of the patents in question, thereby confirming that these patents, which were assigned by them to Torvec, are the exclusive patents of the Company. The arbitrator' s decision also awarded certain sums of money to McElroy Manufacturing, Inc. ("McElroy") and a 20% interest in a certain royalties received by the Gleasmans, the payment of such amounts to be due only as, if and when, royalties are paid to the Gleasmans. The Company was not and is not a party to the arbitration.

          On June 3, 1999, McElroy, by letter addressed to the Gleasman's personal counsel, demanded that the Gleasmans reimburse McElroy immediately for its expenses in the amount of $862,700, plus interest, to be paid from any monies received by the Gleasmans on account of the subject patents including, but not limited to, 20% of all royalties or monies received by the Gleasmans from the sale of shares of stock in the Company. Further, McElroy demanded that the Gleasmans correct inventorship of subject patents by requesting that the Commission of Patents & Trademarks to issue a Certificate of Correction adding A.H. "Chip" McElroy, II and Dave Porter as co-inventors on the subject patents. In addition, McElroy has demanded that Torvec pay, out of proceeds generated by sale of its stock, the same sums demanded of the Gleasmans and notify any licensee, assignee or investor of McElroy's right to recover expenses and its 20% interest in monies received on account of the subject patents.

          On June 15, 1999, McElroy filed its amended complaint in the United States District Court for the Northern District of Oklahoma. There were two causes of action. The first cause of action seeks correction of the inventorship of the subject patents. The second cause of action seeks an order confirming the arbitrator's award and, in addition, seeks an order directing that the Gleasmans reimburse McElroy immediately for its expenses in the amount of $862,699.61 plus interest accruing from the date of the arbitrator's award.

          On March 31, 2000, the Court remanded the case to the arbitrator to clarify certain ambiguities regarding the payment and terms of his April 22, 1999 decision. On July 10, 2000, the arbitrator issued an "Addendum and Clarification Memorandum" awarding $360,000 to McElroy in partial reimbursement of its expenses. This amount is to be paid by Vernon and Keith Gleasman, not the Company.

          Vernon and Keith Gleasman made an application to the arbitrator to vacate so much of the Addendum which related to the payment of $360,000 to McElroy and if the application to vacate was not granted, to reopen the hearing before the arbitrator to allow Vernon and Keith Gleasman to introduce additional evidence regarding their expenses.

          On September 25, 2000, the arbitrator found that Vernon and Keith Gleasman's contentions to reopen the hearing were without merit and therefore denied in all respects Vernon and Keith Gleasman's application to vacate so such of the Addendum as relates to the payment of $360,000 or, in the alternative, to reopen the hearing to allow them to introduce additional evidence regarding their expenses.

TORVEC, INC.
NOTES TO FINANCIAL STATEMENTS
June 30, 2000

          In rendering its decision, the arbitrator stated that the existence of Torvec, Inc. has nothing to do with the lawsuit or the arbitration and that the Gleasmans have an obligation to McElroy and McElroy to the Gleasmans.

          The arbitrator's statements made in its September 25, 2000 decision reinforce management's belief that the demands made by McElroy upon the Company (expressed only in a letter from McElroy's counsel) constitute a complete misreading of the arbitrator's decision and are without merit procedurally as well as substantively, since among other reasons, the contract was between the Gleasmans and McElroy, the Company did not participate in the arbitration proceedings and that the arbitrator's decision did not direct payment of any sums from Torvec to McElroy.

          Should Company's position not prevail, it would have a significant adverse effect on the Company's financial position and results of its operations. No provision for such contingency has been made in the accompanying financial statements.

Note 11 Subsequent Event

          On August 30, 2000 the Company amended its certificate to increase the authorized shares to 140,000,000 million comprising of 40,000,000 shares of common stock and 100,000,000 shares of preferred stock.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS TO MAKE YOUR INVESTMENT DECISION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND IMPORTANT INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE INCLUDED SUBHEADINGS TO AID YOU IN SEARCHING FOR PARTICULAR INFORMATION YOU MIGHT WANT TO RETURN TO. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
           ABOUT OUR COMPANY
           ABOUT OUR INVESTMENT AGREEMENT WITH SWARTZ
           ABOUT OUR CONSULTING AGREEMENT WITH PMC DIRECT                  CORP. AND MARQUIS CAPITAL, LLC.
          CERTAIN KEY FACTS
RISK FACTORS
THE COMPANY
                DESCRIPTION OF BUSINESS
                     HISTORY AND DEVELOPMENT OF ISSUER'S                             INVENTIONS
                     SCHEDULE OF INTELLECTUAL PROPERTY
                PLAN OF OPERATION
                DESCRIPTION OF PROPERTY
                LEGAL PROCEEDINGS
                USE OF PROCEEDS
DIRECTORS AND OFFICERS
           BUSINESS EXPERIENCE
           FAMILY RELATIONSHIPS
           CERTAIN PROCEEDINGS INVOLVING CERTAIN                   SHAREHOLDERS
           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING                 COMPLIANCE
           INDEMINIFICATION
EXECUTIVE COMPENSATION
          1998 STOCK OPTION PLAN
          BUSINESS CONSULTANTS STOCK PLAN
SECURITY OWNERSHIP
CERTAIN RELATIONSHIPS AND TRANSACTIONS
MARKET INFORMATION
DESCRIPTION OF SECURITIES
SALES TO SWARTZ
          SWARTZ INVESTMENT AGREEMENT
                OVERVIEW
                PUT RIGHTS
                PURCHASE WARRANTS
                LIMITATIONS AND CONDITIONS PRECEDENT TO OUR
                          PUT RIGHTS
                SHORT SALES
                CANCELLATION OF PUTS
                SHAREHOLDER APPROVAL
                TERMINATION OF INVESTMENT AGREEMENT
                RESTRICTIVE COVENANTS
                RIGHT OF FIRST REFUSAL
                SWARTZ'S RIGHT OF INDEMNIFICATION
                COMMITMENT PAYMENTS
SWARTZ AS SELLING SHAREHOLDER
SWARTZ PLAN OF DISTRIBUTION
CONSULTANTS AS SELLING SHAREHOLDERS
CONSULTANTS PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
FINANCIAL INFORMATION

5 5 5 6 6 7 13 13 13 17 34 37 37 37 39 40 45 45 47 47 47 51 52 52 54 55 56 59 59 59 59 59 60 60 60 60 60 61 61 61 61 61 62 62 63 64 64 64 F-1

          References in this document to "us," "we," or "the Company" refer to Torvec, Inc.

       5,354,000 SHARES
       OF COMMON        STOCK

       TORVEC, INC.

     OCTOBER 18, 2000

                                                                         PART II

                                   INFORMATION NOT REQUIRED IN PROSPECTUS

                                  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the Business Corporations Law of New York. The following provisions, taken from the Company's By-Laws Article XI, provide all of the rules governing indemnification of the Company's officers and directors:

"1.	GENERALLY

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2.	ADVANCEMENT OF EXPENSES

All expenses reasonably incurred by an Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall

                                                                65
cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

3.	PROCEDURE FOR INDEMNIFICATION

(a)

Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

(b)

Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

(c)

If the Board fails or is unable to make the determination called for by paragraph (a) of this Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that

                                                            66
indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

(d) A finding by the Board pursuant to this Section 3 that the standard of conduct set forth in Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.

4.	CONTRACTUAL ARTICLE

The rights conferred by this Article are contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

5.	NON-EXCLUSIVITY

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

                                                                        67

6.	INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

7.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation."

The Registrant has no coverage and has no present plans to procure officers and directors liability insurance or to provide liability coverage for its employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer relative to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, as a result, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution.

          Other expenses in connection with the registration of the securities hereunder which will be paid by us will be substantially as follows:

Item	Amount Payable by Company
S.E.C. Registration Fees Accounting Fees and Expenses State Securities Laws (Blue Sky) Fees and Expenses Printing and Engraving Legal Fees Miscellaneous Total	$_____7,500 $____30,000 $____15,000 $____85,000 $____30,000 $_____2,500 $___170,000 =========

          *Represents an estimate for the purpose of this filing.

RECENT SALES OF UNREGISTERED SECURITIES.

          The following table provides information with respect to the sale of all "unregistered" and "restricted" securities sold by the Company since its incorporation in September, 1996, which were not registered under the Securities Act of 1933, as amended:

(a)     Sale of Shares Upon Company's Formation

          Upon its formation on September 27, 1996, the Company issued shares to the Company's founders, members of its initial Board of Directors, its initial officers, and to consultants and advisors who had from time to time assisted the Gleasmans with the development of their products and who were interested in joining with them to form the Company. The Company claimed exemption from registration for these sales under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. The names of the founders and the number of shares issued as founders shares are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Gleasman,Keith E.	9-27-96	1.0	Founder's Shares
Gleasman, Vernon E	9-27-96	5,488,133.0	Founder's Shares
Gleasman, Keith E.	9-27-96	5,488,133.0	Founder's Shares
Gleasman,James A.	9-27-96	5,488,133.0	Founder's Shares
Vogt, James M.	9-27-96	380,000.0	Founder's Shares
Polster, Morton A.	9-27-96	291,600.0	Founder's Shares
Oppenheimer, Robert, Voting Trustee	9-27-96	95,000.0	Founder's Shares
Jackson Investment	9-27-96	190,000.0	Founder's Shares
Sawyer, Lee	9-27-96	285,000.0	Founder's Shares
Cleaver, Derek	9-27-96	285,000.0	Founder's Shares
Martindale, Michael	9-27-96	190,000.0	Founder's Shares
Gleasman, David	9-27-96	95,000.0	Founder's Shares
Smith, Tim	9-27-96	47,500.0	Founder's Shares
McCracken, Peter	9-27-96	47,500.0	Founder's Shares
Neri, Joseph	9-27-96	95,000.0	Founder's Shares
Neri, Gerard J.	9-27-96	154,000.0	Founder's Shares
Dobbs, Herbert	9-27-96	380,000.0	Founder's Shares

(b)     November 18, 1996 Private Placement

          On November 18, 1996, the Company initiated a private placement of up to 1,000,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on January 7, 1997 and the offering terminated on October 5, 1997.

          Based upon completed investor questionnaires received by the Company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the Company. Further, all such persons were provided with access to all material information regarding the Company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the Company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 505 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

          The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Post, John A. II	1-7-97	3,000.0	4,500.00
Kettle, John	1-7-97	2,000.0	3,500.00
Testa, David R.	1-7-97	4,000.0	6,000.00
Jordan, William E. and Janis E.	1-7-97	10,000.0	15,000.00
Bauer, Gerard R. and Barbara	1-7-97	2,800.0	4,200.00
Post, Jack E.	1-7-97	10,000.0	15,000.00
Resch, David P.	1-7-97	13,000.0	19,500.00
Lawson, Alfred C. and Audrey	1-7-97	6,000.0	9,000.00
Gale, Diane L.	1-7-97	10,000.0	15,000.00
Bonn, Kenneth Sr.	1-7-97	5,000.0	7,500.00
Liberty Systems	1-7-97	5,000.0	7,500.00
Warner, Greg	1-7-97	20,000.0	30,000.00
Husser, John D.	1-7-97	5,000.0	7,500.00
Bauer, Kimberly A.	1-7-97	2,000.0	3,000.00
Tallo, Gerard A. and Sandra	1-7-97	4,500.0	6,750.00
Woodworth, Richard L. and Essie M.	1-7-97	3,334.0	5,001.00
Cook, Clark	1-7-97	66,660.0	100,000.00
Brenner, Lloyd M. and Wyllo	1-7-97	3,333.3	5,000.00
Miller, Gregory and Mary Ann	1-7-97	2,500.0	3,750.00
Ellison, Deborah M.	1-7-97	3,333.0	5,000.00
Millet, Carol S.	1-7-97	1,000.0	1,500.00
Millet, David J.	1-7-97	7,000.0	10,500.00
Maker, Christine M.	1-7-97	2,000.0	3,000.00
Hampton, William R. and Shirley	1-7-97	6,666.0	10,000.00
DeManincor, Daniel and Donna	1-7-97	6,667.0	10,000.00
Visconte, Joseph J. and Diane M.	1-7-97	9,334.0	14,001.00
Visconte, Joseph D. and Irene M.	1-7-97	6,667.0	10,000.00
Lyles, James and Nancy	2-5-97	5,000.0	7,500.00
Webster, Odgen H.	2-5-97	6,667.0	10,000.50
Gysel, Charles P. and Jeri	2-5-97	3,333.3	5,000.00
Dailey, Kenneth P. and Marcia	2-5-97	6,666.0	10,000.00
Radford, Gary	2-5-97	4,000.0	6,000.00
Schmidt, Stephen and Patricia	2-5-97	4,600.0	6,900.00
Case, Theodore D.	2-5-97	4,000.0	6,000.00
Mihevc, Mayda	2-5-97	10,000.0	15,000.00
Hanson,James R. and Portia P.	2-5-97	10,000.0	15,000.00
Williams, Fred	2-5-97	2,000.0	3,000.00
Miller, Michael T.	2-5-97	2,000.0	3,000.00
Galusha, Gloria	2-5-97	5,000.0	7,500.00
Weinstein, Eugene A.	2-5-97	4,000.0	6,000.00
Nygard, Kirsten Erica	2-5-97	700.0	1,050.00
Hubbard,Gary A.	2-24-97	3,334.0	5,001.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Schmidt,Stephen and Patricia	2-24-97	1,666.0	2,500.00
Schmidt,Pete W. and Lorraine J.	2-24-97	4,666.0	7,000.00
Gerace, Vincent J.	2-24-97	4,000.0	6,000.00
Warner, W. Greg	2-24-97	20,000.0	30,000.00
Warner, W. Greg	2-25-97	20,000.0	30,000.00
Sevene,Paul H. Jr. and Dalessando, Paul	2-25-97	1,334.0	2,001.00
Marvek Investments, Inc.	2-25-97	10,667.0	16,000.50
Resch, David P.	6-1-97	15,000.0	22,500.00
Marvek Investments	6-1-97	15,000.0	22,500.00
Post, Jack E.	6-1-97	5,000.0	15,000.00
Lawson, Alfred C. and Audrey F.	6-1-97	2,500.0	7,500.00
Canan, Patricia L.	6-1-97	2,500.0	7,500.00
Martin, Henry A. and Annabelle V.	6-1-97	2,000.0	6,000.00
Polster, Keith A. and Theresa	6-1-97	16,000.0	48,000.00
Polster, Evan D.	6-1-97	2,000.0	6,000.00
Polster, Mark S.	6-1-97	1,000.0	3,000.00
Runberg, Jon E.	6-1-97	500.0	1,500.00
Sharpe, Joanne L.	6-1-97	500.0	1,500.00
Sharpe, Larissa M.	6-1-97	500.0	1,500.00
Hampton, William R. and Shirley	6-1-97	1,667.0	5,000.00
Martindale, Michael and Dorothy	6-1-97	16,000.0	48,000.00
Miller, Michael T. and Elizabeth J,	6-1-97	1,000.0	3,000.00
Stendardo, Joseph G. and Ellicot, Laurie B.	6-1-97	3,500.0	10,500.00
Cook, Clark W.	6-1-97	1,000.0	3,000.00
Ramsey, Christine E.	6-1-97	1,000.0	3,000.00
Ramsey, Donald W. and Suzanne M.	6-1-97	1,000.0	3,000.00
Miller, Gregory J. and Mary Ann	6-1-97	1,000.0	3,000.00
Weinstein, Eugene	6-1-97	2,000.0	6,000.00
Post, John A.	6-1-97	2,500.0	7,500.00
Radford, G. Gary and Patricia M. (Living Trust)	6-1-97	1,000.0	3,000.00
Millet, David J.	6-1-97	3,000.0	9,000.00
Runberg, Jon and Janet	6-1-97	1,000.0	3,000.00
Maker, Christine	6-1-97	1,000.0	3,000.00
Siconolfi, Samuel A. and Mary	7-25-97	1,667.0	5,001.00
Siconolfi, Gary A.	7-25-97	6,667.0	20,000.00
Flammia, James M. Sr.	7-25-97	1,667.0	5,001.00
Lunn, Robert J. and Paul L.	7-25-97	1,667.0	5,001.00
Alberti, Joseph	7-25-97	1,667.0	5,001.00
Gabel, Donald W. and Dora N.	7-25-97	5,000.0	7,500.00
R.L.T. Associates, Inc.	7-25-97	5,000.0	7,500.00
Elting, Arthur S. and Marilyn M.	7-25-97	1,000.0	3,000.00
Dreyer, Charles	7-25-97	1,000.0	3,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Pastore, Carl P.	7-25-97	1,000.0	3,000.00
Dickinson, Jerry B.	7-25-97	1,000.0	3,000.00
Bradia, David Jr.	8-1-97	12,000.0	36,000.00
Toscano, Joseph	9-1-97	1,667.0	5,001.00
Ray, Larry G. and Rebecca M.	9-1-97	2,000.0	6,000.00
Rogers, Mark	9-1-97	1,500.0	4,500.00
Abelove, David	9-1-97	20,000.0	60,000.00
Hopson, Bradford J.	9-1-97	1,700.0	5,100.00
Giosio, Angelo	9-1-97	1,700.0	5,100.00
Howard Norvasel Trust	9-1-97	20,000.0	60,000.00
MLPF&S f/b/o M. Mihevc	9-1-97	10,000.0	30,000.00
Richter, Douglas C. and Jean S.	10-1-97	2,000.0	6,000.00
Miller, Russell S.	10-1-97	2,000.0	6,000.00
Whitehead, James A. and Susan S.	10-1-97	1,000.0	3,000.00
Gleasman, Jason	10-1-97	500.0	1,500.00
Gleasman, Patricia	10-1-97	500.0	1,500.00
Gleasman, Howard and Patricia	10-1-97	1,000.0	3,000.00
Kane, Clifford and Jill	10-1-97	2,000.0	3,000.00
Paul, James R.	10-5-97	1,000.0	3,000.00
Dolan, Brendan	10-5-97	1,000.0	3,000.00

(c)     Privately Negotiated Transactions

          On April 15, 1997, the Company issued 1,000,000 shares of its $.01 par value common stock to certain principals of LT Lawrence & Co., Inc. as compensation pursuant to the terms of a nonexclusive financial consulting agreement entered into on February 11, 1997.

          On December 30, 1997, the Company sold 100,000 and 10,000 shares to two individual accredited investors, respectively, in privately negotiated transactions. On March 13, 1998, the Company sold 1,000 shares to its Chief Financial Officer.

          The Company claimed exemption from registration for these sales under Section 4(2) of the 1933 Act as transactions by an issuer not involving a public offering. The names of these persons, date of sale, number of shares sold and amount paid are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Principato,Lawrence	4-15-97	250,000.0	10.00
Roberti,Todd	4-15-97	250,000.0	10.00
Paone,Richard J.	4-15-97	250,000.0	10.00
Gold,Joel	4-15-97	125,000.0	10.00
Toto,James	4-15-97	125,000.0	10.00
Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Bunner, Robert B. IRA	12-30-97	10,000.0	30,000.00
Horton, Robert C.	12-30-97	100,000.0	300,000.00
Bronsky,Samuel M.	3-13-98	1,000.0	3,000.00

(d)     May 11, 1998 Private Placement

          On May 11, 1998, the Company initiated a private placement of up to 1,500,000 shares of its $.01 par value common stock to institutional investors or persons of substantial means or substantial income who qualified as accredited investors as defined by Rule 501 of Regulation D promulgated under the 1933 Securities Act. The first sale pursuant to this offering occurred on May 19, 1998 and the offering terminated on November 30, 1998.

          Based upon completed investor questionnaires received by the Company in the offering, management believes all of the investors in this offering were either "accredited investors" as that term is defined under applicable federal and state securities laws, rules and regulations, or were persons who were by virtue of background, education and experience, either alone or through the aid and assistance of a personal representative, could accurately evaluate the risks and merits accordant to an investment of the securities of the Company. Further, all such persons were provided with access to all material information regarding the Company, prior to the offer or sale of these securities, and each had an opportunity to ask of and receive answers from directors, executive officers, attorneys and accountants for the Company. The offers and sales of the foregoing securities are believed to be exempt from the registration requirements of Section 5 of the 1933 Act pursuant to Section 4(2) thereof, and pursuant to and in accordance with Regulation D, Rule 506 promulgated thereunder, and from similar states' securities laws, rules and regulations requiring the offer and sale of securities by available state exemptions from such registration.

          The names of the persons who purchased shares pursuant to the offering, date of sale, number of shares sold and amount paid are as follows:

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Faure, Janet G. and Patrick R.	5-19-98	1,000.0	5,000.00
McCabe, John and Joyce	5-19-98	100.0	500.00
Kilmartin, Richard B. and Karen P.	5-20-98	200.0	1,000.00
Hoenig, Karl	6-18-98	1,000.0	5,000.00
Biggs Pont-Buick-Cad-Old-GMC Trk, Inc.c/o Bruce A. Biggs	6-18-98	5,000.0	25,000.00
Kucy, David B. and Jean T.	6-18-98	1,500.0	7,500.00
Bear, Stearns Sec. Corp., as Custodian for David P. Resch IRA	6-18-98	2,000.0	10,000.00
Bear, Stearns Sec. Corp., as Custodian for Diane L. Resch IRA	6-18-98	1,500.0	7,500.00
Sicart, Jean-Paul	6-18-98	1,000.0	5,000.00
Dorris, Richard P.	6-18-98	5,000.0	25,000.00
Breen, David J. Jr.	6-18-98	200.0	1,000.00
Gregory J. Mott as Custodian for Ryan E. Mott, per UTMA	6-18-98	1,000.0	5,000.00
Gyscek, Stephen and Catherine	6-18-98	1,200.0	6,000.00
Gyscek, Stephen and Lorraine	6-18-98	1,000.0	5,000.00
Richter, Douglas C. and Jean S.	6-18-98	2,000.0	10,000.00
Hanson, James R.	6-18-98	2,200.0	11000.00
O'Connor, John L.	6-18-98	4,000.0	20,000.00
Sykes, Timothy W. and Dorothy J.	6-18-98	1,000.0	5,000.00
Breen, David J. Sr.	6-18-98	500.0	2,500.00
Schmidt, Peter and Lorraine	6-18-98	2,000.0	10,000.00
Romeo, James and Katherine	6-18-98	3,400.0	17,000.00
White, Nika	6-18-98	300.0	1,500.00
Niles, Michael and Fitzpatrick, Patricia	6-18-98	5,000.0	25,000.00
Knapp, Lauren R. and Pamela J.	6-18-98	120.0	600.00
Resch, Christopher R. and Joanne	6-18-98	1,000.0	5,000.00
Aumick, Stephen	6-18-98	1,000.0	5,000.00
Aumick, Janice	6-18-98	1,000.0	5,000.00
Schmidt, Stephen P. and Patricia S.	6-18-98	5,000.0	25,000.00
DiBella, Ernest J. and Virginia L.	6-18-98	1,000.0	5,000.00
White, Phillip and Arlene	6-18-98	1,000.0	5,000.00
Kelly, Edward A.	6-18-98	1,000.0	5,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Fabrizi, Joseph G.	6-18-98	1,000.0	5,000.00
Lawson, Alfred C. and Audrey F.	6-18-98	1,000.0	5,000.00
The Clucas Family Trust	6-18-98	5,000.0	25,000.00
Roberts, Loren and Noreen	6-18-98	1,000.0	5,000.00
Roberts, Andrea	6-18-98	1,000.0	5,000.00
Schroeder, Ladonna and Arnold	6-18-98	1,000.0	5,000.00
Temple, Alan Jr. and Mary S.	7-8-98	1,000.0	5,000.00
Buck, Harold and Sherry	7-8-98	400.0	2,000.00
D'Agostino, Roy	7-8-98	300.0	1,500.00
Hopson, Bradford J.	7-8-98	1,000.0	5,000.00
Robert A. Niles Trustee, The Robert A. Niles Trust	7-8-98	2,000.0	10,000.00
Goulder, Eric A. and Diane K.	7-8-98	1,000.0	5,000.00
Dalleo, Joseph Jr. and Jean	7-8-98	1,000.0	5,000.00
Susco, Joseph O.	7-8-98	1,000.0	5,000.00
Susco, Arthur and Rosemary	7-8-98	500.0	2,500.00
Brosh, Mark	7-21-98	5,000.0	25,000.00
Bear Sterns SEC Corp. as Custodian for John F. Butler, IRA	7-21-98	1,500.0	7,500.00
DeVeronica, Frank	7-21-98	500.0	2,500.00
Graham, Paul G. and Jane L.	7-21-98	3,000.0	15,000.00
Wolfschlag, Christopher or Kimberlee	7-24-98	1,500.0	7,500.00
Principato,Lawrence	7-31-98	250,000.0	0.00
The Gold Trust dated January 13, 1993	7-31-98	1,000.0	5,000.00
Arieno, Kathleen	7-31-98	1,000.0	5,000.00
Wiese, Bernard D.	8-18-98	2,000.0	10,000.00
Mondy, Robert and Debra	8-18-98	400.0	2,000.00
Vogt, James M.	8-24-98	377,000.0	0.00
Rothenberg, David A.	8-24-98	1,500.0	0.00
Rothenberg, Susan P.	8-24-98	1,500.0	0.00
Miller, Christopher H.	8-28-98	2,000.0	10,000.00
Rothenburgh, Robert and Margaret	8-28-98	400.0	2,000.00
Pruner, H. Gene	9-4-98	1,000.0	5,000.00
Galasso, Eugene and Barbara	9-4-98	1,000.0	5,000.00
Field, Hellen G.	9-4-98	1,000.0	5,000.00
Blake, Andrew S.	9-4-98	2,000.0	10,000.00
Mott, Ann E.	9-16-98	200.0	1,000.00

Name of Stockholder	Date of Sale	No. Shares	Amount Paid
Scott, Gary J.	9-16-98	2,000.0	10,000.00
Reed, Ronald R.	9-16-98	2,000.0	10,000.00
Massa, Joseph	9-16-98	1,000.0	5,000.00
Fey, Wallace D. and Emily S.	9-16-98	1,000.0	5,000.00
Hanson, James R.	9-16-98	200.0	0.00
Hanson, Marjory Wightman	9-16-98	2,000.0	0.00
Angiolillo, Anthony	10-2-98	2,000.0	10,000.00
Richter, Douglas C. and Jean S.	10-2-98	2,000.0	10,000.00
Brummett, Jr., Lee D.	10-2-98	2,000.0	10,000.00
Dezio, Dominic S. and Nathalie J.	10-2-98	200.0	1,000.00
Johnson, Kiwee	10-21-98	100.0	1,000.00
McCormick, David R. and Susan F.	10-21-98	1,000.0	5,000.00
Riccelli, Frank	11-17-98	1,000.0	5,000.00
Wrona, Matthew R.	11-17-98	500.0	2,500.00

(e)     Privately Negotiated Sales

          On March 29, 2000, the Company sold 44,321 shares to an existing shareholder for an aggregate price of $200,000. On June 23, 2000, the Company sold 100,000 share at $5.00 per share to the same shareholder. The Company claims an exemption from registration under Section 4(2) of the Act.

EXHIBITS

The following Exhibits, as applicable, are attached to this Registration Statement (Form SB-2) The Exhibit Index is found on the page immediate succeeding the Signature Page and the Exhibits follow on the pages immediately succeeding the Exhibit Index.

(1)	Investment Agreement

	1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000;

(2)	Plan of Acquisition, reorganization, arrangement, liquidation, or succession.

Not applicable.

(3)	Articles of Incorporation, By-laws
	3.1	Certificate of Incorporation incorporated by reference to Form 10-SB/A, 77

Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.2	By-laws incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.3	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000.

(4)	Instruments defining the rights of holders including indentures

None

(5)	Opinion re: Legality

	5.1	Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield

(8)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement Voting Trust Agreement

None

(10)	Material Contracts

10.1

Certain Employment Agreements, Consulting Agreements, certain assignments of patents, patent properties, technology and know-how to the Company, Neri Service and Space Agreement and Ford Motor Company Agreement and Extension of Term, all incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

10.2

The Company's 1998 Stock Option Plan and related Stock Options Agreements, incorporated by reference to Form S-8, Registration Statement, registering 2,000,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective December 17, 1998;

10.3

The Company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective June 11, 1999 as amended by reference to Form S-8 Registration Statement registering an additional 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective October 5, 2000;

	10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999;

	10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000;

	10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000.

(11)	Computation of Per Share Earnings (Loss)

(15)	Letter on Unaudited Interim Financial Information

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

	21.1	Variable Gear, LLC

(23)	Consent of Experts and Counsel

	23.1	Consent of Richard A. Eisner & Company, LLP

	23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield

(24)	Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

Not applicable.

(26)	Invitations for competitive bids

Not applicable

(27)	Financial Data Schedule immediate following Exhibits

(99)	Additional Exhibits

Not applicable.

UNDERTAKINGS
(a)	Rule 415 Offering

Torvec, Inc., the Registrant, will:

	(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statements of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

	(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e)	Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Rochester, State of New York on October 18, 2000.

TORVEC, INC. BY: /S/ KEITH E. GLEASMAN KEITH E. GLEASMAN, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated. Each person whose signature appears below constitutes and appoints Robert Oppenheimer and Richard B. Sullivan, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and such of them, full power and authority to do and perform each any every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Date: 10/18/2000	/S/ HERBERT H. DOBBS Herbert H. Dobbs, Chairman of Board of Directors

Date: 10/18/2000	/S/ KEITH E. GLEASMAN Keith E. Gleasman, President and Director

Date: 10/18/2000	/S/ MORTON A. POLSTER Morton A. Polster, Secretary and Director

Date: 10/18/2000	/S/ LEE E. SAWYER Lee E. Sawyer, Director

Date: 10/18/2000	/S/ JAMES A. GLEASMAN James A. Gleasman, Director

Date: 10/18/2000	/S/ SAMUEL M. BRONSKY Samuel M. Bronsky, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description		Page

(1)	Investment Agreement

	1.1	Investment Agreement between Swartz Private Equity, LLC and Torvec, Inc. dated September 5, 2000, including all exhibits, incorporated by reference to Form 8-K filed October 2, 2000;

(2)	Plan of Acquisition, reorganization, arrangement, liquidation, or succession.

Not applicable.

(3)	Articles of Incorporation, By-laws

3.1

Certificate of Incorporation incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.2	By-laws incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

	3.3	Certificate of Amendment to the Certificate of Incorporation dated August 30, 2000.	85

(4)	Instruments defining the rights of holders including indentures

None

(5)	Opinion re: Legality

	5.1	Opinion Letter of Chamberlain D'Amanda Oppenheimer & Greenfield	89

(8)	Opinion re: Tax Matters

None

(9)	Voting Trust Agreement
82
None

(10)	Material Contracts

10.1

Certain Employment Agreements, Consulting Agreements, certain assignments of patents, patent properties, technology and know-how to the Company, Neri Service and Space Agreement and Ford Motor Company Agreement and Extension of Term, all incorporated by reference to Form 10-SB/A, Registration Statement, registering Company's $.01 par value common stock under section 12(g) of the Securities Exchange Act of 1934;

10.2

The Company's 1998 Stock Option Plan and related Stock Options Agreements, incorporated by reference to Form S-8, Registration Statement, registering 2,000,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective December 17, 1998;

10.3

The Company's Business Consultants Stock Plan, incorporated by reference to Form S-8, Registration Statement, registering 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective June 11, 1999 as amended by reference to Form S-8 Registration Statement registering an additional 200,000 shares of the Company's $.01 par value common stock reserved for issuance thereunder, effective October 5, 2000;

	10.4	Termination of Neri Service and Space Agreement dated August 31, 1999, incorporated by reference to Form 10-QSB filed for the quarter ended September 30, 1999;

	10.5	Operating Agreement of Variable Gear, LLC dated June 28, 2000, incorporated by reference to Form 10-QSB filed for the quarter ended June 30, 2000;

	10.6	License Agreement between Torvec, Inc. and Variable Gear, LLC dated June 28, 2000.	91

(11)	Computation of Per Share Earnings (Loss)

(15)	Letter on Unaudited Interim Financial Information

(16)	Letter on change in certifying accountant

None

(21)	Subsidiaries of the Registrant

	21.1	Variable Gear, LLC

(23)	Consent of Experts and Counsel

	23.1	Consent of Richard A. Eisner & Company, LLP	107

	23.2	Consent of Chamberlain D'Amanda Oppenheimer & Greenfield	108

(24)	Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

(25)	Statement of Eligibility of Trustee

Not applicable.

(26)	Invitations for competitive bids

Not applicable

(27)	Financial Data Schedule immediately follows Exhibits

(99)	Additional Exhibits

Not applicable.

EXHIBIT 3.3

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
TORVEC, INC.

Under Section 805 of the Business Corporation Law

           The undersigned being the President and Secretary of Torvec, Inc., do hereby certify and set forth:

          1.           The name of the Corporation is Torvec, Inc.
          2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on September 25, 1996.

          3.           The Certificate of Incorporation is hereby amended to increase the aggregate number of shares the Corporation has the authority to issue, to divide such shares into two classes of stock and to vest the Corporation's Board of Directors with the authority to establish and designate each series of the Corporation's preferred stock. Article 7 of the Certificate of Incorporation is hereby amended to add an additional one hundred million (100,000,000) shares of stock, to designate such stock as preferred stock and to vest authority in the Corporation's Board of Directors to issue the Corporation's preferred stock in series.

          To effect these changes, Article 7 of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

"7. The aggregate number of shares which this Corporation shall have authority to issue is one hundred, forty million (140,000,000) shares, which are to be divided into classes as follows: 85 forty million (40,000,000) common shares with a par value of $.01 per share; one hundred million (100,000,000) preferred shares with a par value of $.01 per share.

The Corporation shall have authority to issue its preferred shares in series. The Corporation's Board of Directors is vested with authority to establish and designate each series, to fix the number of shares therein, and the variations and the relative rights, preferences, and limitations as between series, subject to the limitation that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full."

          4.           This amendment to the Certificate of Incorporation was authorized by the unanimous vote of the Board of Directors followed by the affirmative vote of the holders of a majority of all issued and outstanding shares entitled to vote thereon at the Annual Meeting of Shareholders duly called and held on July 27, 2000, a quorum being present.

                                                                                86

          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of August, 2000 and affirm under penalties of perjury that the foregoing statements are true and complete.

/S/ KEITH E. GLEASMAN Keith E. Gleasman, President /S/ MORTON A. POLSTER Morton A. Polster, Secretary

                                                                               87

N.Y.S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS          ALBANY, NY 12231-0001

FILING RECEIPT
==================================================================

ENTITY NAME: TORVEC

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS)     COUNTY: MONR
                                    STOCK

SERVICE COMPANY: ** NO SERVICE COMPANY **           SERVICE CODE: 00

===============================================================
FILED: 08/30/2000 DURATION: **** CASH#: 00830000719 FILM #:000830000680

ADDRESS FOR PROCESS

---------------------------------

REGISTERED AGENT
----------------------------

STOCK: 14000000 PV

[STATE OF NEW YORK DEPARTMENT OF STATE SEAL]

=====================================================================

FILER ------- CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD 1600 CROSSROADS BUILDING TWO STATE STREET ROCHESTER, NY 14614	FEES ------- FILING TAX CERT COPIES HANDLING	560.00 60.00 500.00 0.00 0.00 0.00	PAYMENTS CASH CHECK CHARGE DRAWDOWN BILLED REFUND -----------	560.00 --------- 0.00 560.00 0.00 0.00 0.00 0.00

====================================================================

                                                                               88

                                                                                                               EXHIBIT 5.1

[CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD LETTERHEAD]

October 17, 2000

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

Gentlemen:

We have examined the corporate records and proceedings of Torvec, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

1.	The organization of the Company;

2.	The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

3.

The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 5,354,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of October 18, 2000.

Based upon such examination, we are of the opinion that:

(a)	Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

(b)

The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 21,335,587 shares of such Common Stock have been issued and are presently outstanding and 100,000,000 shares of preferred stock of which none have been issued;

                                                             89

Torvec, Inc.
October 17, 2000

(c)

The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

(d)

When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

          We hereby consent:

(1)	To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

(2)	To the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Very truly yours, /S/ CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD 90

EXHIBIT 10.6

Torvec, Inc.________

Variable Gear, LLC ________

LICENSE AGREEMENT

          LICENSE AGREEMENT made and entered into as of June 28, 2000, among Torvec, Inc. (hereinafter "Licensor"), 11 Pondview Drive, Pittsford, New York, 14534 and Variable Gear, LLC, a New York Limited Liability Company, with offices at 3876 East Lake Rd., Canandaigua, New York 14424 (hereinafter "Licensee").

W I T N E S S E T H

          Whereas, the Licensor represents that it is the exclusive owner of (a) inventions relating to steer-drives, infinitely variable transmissions, hydraulic pump/motors, and a new form of constant-velocity universal joint using Vernon Gleasman's remarkable "spherical" gearing (hereinafter "Inventions"), and (b) calculations, specifications, engineering and part drawings, CAD/CAM tapes, and other information relating to the design and manufacture of products incorporating various forms of apparatus according to the Inventions (hereinafter "Information"), and

          Whereas, the Licensee desires to apply the Inventions to aeronautical and marine applications and to arrange for the manufacture and sale of marine and aeronautical products in the United States and International markets;

          Now, therefore, it is agreed as follows:

          1.1     License. The Licensor grants to the Licensee the exclusive, unlimited, irrevocable, worldwide right and license, with the right to grant sublicenses to third parties, subject only to the provisions of Article 7 of this Agreement, under Patents (hereinafter defined) and under Information (hereinafter defined) to manufacture, have manufactured, use, market, have marketed, sell and have sold only marine and aeronautical products based on, incorporating or relating to the Inventions (hereinafter "Products"), and sold only in the marine and aeronautical industries, and the right, in connection therewith, to use the Torvec trademark and other trademarks now or hereafter used by the Licensor in association with the constant-velocity joint and related products and components.

          1.2     Rights Retained by Licensor. In the event that Licensor requests Licensee to supply Products to Licensor or to any person designated by the Licensor at competitive prices for any reasonable business purpose, and if Licensee is unable for any reason (after commercially reasonable advance notice) to meet Licensor's request as quickly as Licensor or any such designated person can arrange to supply such Products, then the Licensor retains the rights:

1.2.1 to use, to manufacture, to have manufactured, and to sell Products in quantities sufficient to fulfill Licensor's said request; or

2

Torvec, Inc.________

Variable Gear, LLC ________

          1.2.2     to license such designated person to make, use, and sell Products for such reasonable purpose, provided that all down-payments, pre-payments, and royalty payments made by said designated person to the Licensor pursuant to a license under this Sub-section 1.2.2 shall be shared with Licensee in the same manner that the parties have agreed to share sublicense income under Section 7.1 below

          1.3.     Patents. For purposes of the license granted above in Section 1.1, and as used hereinafter, the term "Patents" shall refer to

1.3.1 the U.S. and non-U.S. patent properties listed in attached Appendix A;

          1.3.2     all patents and other patent properties granted worldwide that (a) correspond to or (b) are based upon (e.g., divisions, continuations) the patent properties listed in attached Appendix A, including those based upon international Patent Cooperation Treaty ("PCT") Applications listed therein; and

          1.3.3     any U.S. and non-U.S. patents that may issue to Licensor hereafter for any improvements of the Inventions which the Licensor now owns and or controls or may hereafter own and control, provided that nothing set forth in this Section 1.3 shall obligate Licensor to apply for or prosecute any U.S. or foreign patent.

          2.     Representations of Licensor. The Licensor represents that the Licensor has the right to grant this license, and has not granted to any other person, firm, or corporation any right, license, shop right, or privilege thereunder for use of the Inventions in the marine or aeronautical industries. The Licensor further represents that, to the best of licensor's knowledge and belief, the Inventions and Information do not infringe the patent or other intellectual property rights of any other person in any jurisdiction, that the Inventions and Information comprise all of the intellectual property and other rights owned by, known to or available to Licensor for the design and manufacture of steer-drives, infinitely variable transmissions, hydraulic pump/motors and the constant-velocity universal joint using Vernon Gleasman's remarkable "spherical" gearing. Licensor further represents that to the best of licensor's knowledge and belief, the manufacture, sale, or use of the Constant Velocity Joint or Universal Coupling in accordance with the design heretofore submitted does not require the use of any other license from a third party.

          3.      Information.  While the Licensor's Information shall remain proprietary to Licensor, the Licensor shall make prompt and reasonable efforts to furnish the
Licensee with sufficient specific Information in Licensor's best and most current form necessary to make Products in accordance with the Inventions and, more particularly,

                                                           92

3

Torvec, Inc.________

Variable Gear, LLC ________

agrees to assist Licensee, as reasonably required, at Licensor's sole discretionwith the preparation of specific designs necessary to meet the performance criteria of Licensee's customers. The Licensee shall not reveal any Information to any third party without the approval of the Licensor, except as necessary for manufacturing or other business arrangements, and then under written reservation of confidentiality. The Licensee is reminded of its obligations under the Confidentiality Agreement between the Parties dated ______________ and agrees that Licensee will take the same degree of care to protect Information as Licensee takes to preserve its own confidential information; likewise the Licensor shall adhere to the same standards and restrictions in relation to the Licensee's confidential information.

          4.     Improvements. Since Licensor's Inventions are paradigm shifts in commercially-viable steer-drives, infinitely variable transmissions, hydraulic pumps/motors, and wide-angle, high-speed universal joints that are true constant-velocity joints, the Inventions are germinal in nature. Therefore, the Licensee shall inform the Licensor of all improvements to the Inventions conceived or reduced to practice by or for the Licensee within seven (7) years hereafter, and the Licensor shall, at its sole option, be granted exclusive ownership of all such improvements, with the understanding that all patents and other patent properties issued on such improvements shall be added to the Patents licensed to Licensee hereunder.

          5.     License Year. A license year shall be a period of one year starting on July 1 of one year and ending on June 30 of the following year.

          6.     Royalties. Licensee shall pay Licensor a royalty of four percent (4%) of the Gross Invoice Price of each Product marketed by Licensee and incorporating Inventions so long as the United States Patents that would be infringed (but for this license) by the manufacture or sale of (a) the constant-velocity universal joint using Vernon Gleasman remarkable "spherical" gearing, and/or (b) any of the pumps, motors and other enhancements that are desirable in connection therewith, remain valid, enforceable and unexpired, or until this Agreement is terminated, whichever occurs first. For purposes of royalty calculation, the Gross Invoice Price shall include all charges less deductions for only (a) actual cost to Licensee of freight charges, (b) any taxes, duties or other government charges relating directly to the sale (but excluding income taxes), and (c) credits for returned, defective or damaged goods, the credit for all such charge reductions being limited to only those stated separately on the invoice (except for known value-added taxes). The Gross Invoice Price shall be considered paid when received by the Licensee.

          7.     Sublicenses. The parties acknowledge that substantially all Information and know-how supplied to sublicensees shall emanate directly from the Licensor who must consent to any sub-license granted by Licensor. Therefore:

                                                                               93

4

Torvec, Inc.________

Variable Gear, LLC ________

7.1 all income from sublicenses granted to third parties by Licensee shall be divided as follows: Forty-nine percent (49%) to Licensor and fifty-one percent (51%) to Licensee.

7.2 any sublicense granted by Licensee shall include provisions regarding Improvements consistent with Section 4 above.

7.3 It is understood that manufacturing and distribution arrangements that remain under the control of Licensee shall not be considered sublicenses for this purpose.

          8.     Payment of Royalties. The Licensee, and all sublicensees of Licensee under this Agreement, shall at all times keep an accurate account of units which are the subject of this Agreement, shall render written statements thereof to the Licensor within 30 days after the end of each calendar quarter during the term of this Agreement, and shall pay to the Licensor with each such statement the amount of all royalties earned during the corresponding calendar quarter. The Licensor shall have the right, at its own expense, to have the Licensee's books examined for the purpose of verifying such royalty statements. In all sublicensing agreements, the Licensee shall procure for the Licensor a similar right to have the books of the sublicensee examined for the purpose of verifying royalty statements.

          9.     Covenants of Licensee. The Licensee covenants that it shall during the first several years of this Agreement utilize reasonable efforts to develop and enhance the constant velocity joint and universal coupling using the Inventions for the aeronautical and marine industries with a view to supplying, either directly or through sublicensees, the demands of the marketplace to manufacture, market and promote within the marine and aeronautical marketplace products based on the Inventions and to otherwise exercise the rights and licenses granted pursuant to this Agreement. However, the parties understand that the Inventions and Information are not market-ready, and agree that any express or implied duty on the Licensee's part to promote or exploit the Patents or Inventions is subsumed and satisfied by Licensee's reasonable efforts in Licensee's own discretion to develop the constant velocity joint and universal coupling using the Inventions as aforesaid, by Licensor's right to make, use and sell one or more products covered by the Patents outside of the field of exclusivity of this License, Licensor's retained rights to assign the Patents or to grant other Licenses thereunder , and Licensor's retained rights under Section 1.2 hereof.

          10.     Term. This Agreement and the rights and licenses granted hereunder shall continue through and until January 1, 2008.

          (b)     If the Licensee fails to pay royalty (other than a royalty which is then being disputed) for any period within thirty (30) days after notice that said royalties are due as set forth in Article 8,

                                                                               94

5

Torvec, Inc.________

Variable Gear, LLC ________

this license shall at the option of the Licensor terminate, and thereafter Licensee shall have no further right to grant sub-licenses.

          (c)     Upon termination of this Agreement for any cause, the Licensee shall duly account to the Licensor for all royalties within ten (10) days of such termination, and shall immediately transfer to Licensor all rights which Licensee may possess in sublicenses, Patents, Information, trade names, and trademarks, relating to the Inventions, and all rights and licenses granted to Licensee pursuant to this Agreement shall immediately terminate.

          (d)     Notwithstanding the foregoing, any agreements, commitments or understandings entered into by the Licensee with the approval of the Licensor pursuant to the Operating Agreement of the Licensee, that survive the termination of this License, shall be assumed and honored by the Licensor.

          11.     Infringement.

          (a)     Each of Licensee and Licensor shall inform the other promptly of any alleged infringement of the Patents by a third party known to it or of any claim that the manufacture, use, or sale of Products based on or using the Inventions or the Information infringes the rights of others known to it, and of any available evidence thereof known to it.

          (b)     (i)     During the term of this Agreement, Licensee shall have the right, but shall not be obligated, to defend all claims that the manufacture, use, or sale of Products based on or using the Inventions or the Information infringes the rights of others, and, in furtherance of such right Licensor hereby agrees that Licensee may include Licensor as a party in any such suit, without expense to Licensor. Except as set forth below, the total cost of any such infringement action defended solely by Licensee shall be borne by Licensee, and Licensee shall keep any recovery or damages for past infringement derived from any counterclaim therein. Licensee shall indemnify Licensor against any order for costs that may be made against Licensor in such proceedings because of Licensor's inclusion as a party solely at the election of the Licensee as set forth herein. Licensor may also at its election join the proceeding with counsel of its own choosing at its sole expense.

                  (ii)     If within six (6) months after having been notified of any claim that the manufacture, use, or sale of Products based on or using the Inventions or the Information infringes the rights of others, Licensee shall have been unsuccessful in persuading the claimant that no such infringement exists, and shall not have brought or shall not be diligently prosecuting or defending a lawsuit in relation thereto, or if Licensee shall notify Licensor at any time prior thereto of its intention not to bring or defend a suit in relation to such claim, then, and in those events only, Licensor shall have the right, but shall not be obligated, to defend at its own expense such claims that the manufacture, use, or sale of Products based on or using the Inventions or the Information infringes the rights of others, and

                                                                               95

6

Torvec, Inc.________

Variable Gear, LLC ________

Licensor may, for such purpose, include the Licensee as a party in any such suit, without expense to Licensee. However, notwithstanding the foregoing, Licensor may defend such claim at its own expense as set forth in the preceding sentence sooner than provided therein if necessary to avoid legal bar or default that would bind or impair the rights of the Licensor in any lawsuit. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensee, which consent shall not unreasonably be withheld or delayed. Licensor shall indemnify Licensee against any order for costs that may be made against Licensee in such proceedings because of Licensee's inclusion as a party solely at the election of the Licensor as set forth herein. Licensee may also at its election join the proceeding with counsel of its own choosing at its sole expense.

                  (iii)     In the event that Licensee shall undertake the defense of the Patents or Inventions by litigation, Licensee may withhold the payments otherwise thereafter due Licensor under Section 6 hereunder and apply the same toward reimbursement of up to forty-nine percent (49%) of Licensee's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by Licensee by counterclaim or otherwise for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to such suit, and next toward reimbursement of Licensor for any payments under Section 6 past due or withheld and applied pursuant to this Section 11. The balance remaining from any such recovery shall be retained by Licensee.

          (c)     (i)     During the term of this Agreement, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Patents relating to the Products, and, in furtherance of such right, Licensor hereby agrees that Licensee may include Licensor as a party plaintiff in any such suit, without expense to Licensor. Except as set forth below, the total cost of any such infringement action commenced solely by Licensee shall be borne by Licensee, and Licensee shall keep any recovery or damages for past infringement derived therefrom. Licensee shall indemnify Licensor against any order for costs that may be made against Licensor in such proceedings because of Licensor's inclusion as a party plaintiff solely at the election of the Licensee as set forth herein. Licensor may also at its election join the proceeding with counsel of its own choosing at its sole expense.

                  (ii)     If within six (6) months after having been notified of any alleged infringement, Licensee shall have been unsuccessful in persuading an alleged infringer to desist, and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify Licensor at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensor shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patents relating to the Products, and
Licensor may, for such purposes, use the name of Licensee as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensee, which consent shall not unreasonably be withheld or delayed. Licensor shall indemnify Licensee against any order for costs that

                                                                               96

7

Torvec, Inc.________

Variable Gear, LLC ________

may be made against Licensee in such proceedings.

                  (iii)     In the event that Licensee shall undertake the enforcement of the Patents by litigation, Licensee may withhold the payments otherwise thereafter due Licensor under Section 6 hereunder and apply the same toward reimbursement of up to half of Licensee's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by Licensee for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to such suit, and next toward reimbursement of Licensor for any payments under Section 6 past due or withheld and applied pursuant to this Section 11. The balance remaining from any such recovery shall be retained by Licensee.

          (d)     In any suit as either party may institute pursuant to this Section 11, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

          12.     Notice. Any notice or payment required under this Agreement shall be addressed as follows:

To Licensor: Torvec, Inc. 11 Pondview Drive Pittsford, New York, 14534 97

8

Torvec, Inc.________

Variable Gear, LLC ________

with a copy (other than payments) to

Chamberlain, D'Amanda, Oppenheimer & Greenfield
1600 Crossroads Building
Rochester, New York, 14614

To Licensee:

Manager
Variable Gear, LLC
3876 East Lake Rd.
Canandaigua, New York 14424

with a copy to:

Merzbach and Frarey, P.C.
73 State Street
Rochester, New York 14614

          or to such other address as may be provided from time to time by either party hereto to the other. Any notice shall be forwarded by certified mail, return receipt requested, and shall be deemed given on the date received.

          13.     Assignment. The Licensee shall not have the right to assign this Agreement or any rights or licenses granted to Licensee hereunder without the prior written consent of the Licensor.

          14.     Miscellaneous

          (a)     Waiver. No purported waiver by any party of any default by another party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

          (b)     Entire Agreement. This Agreement sets forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understanding,

                                                                                98

9

Torvec, Inc.________

Variable Gear, LLC ________

either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein. No representation or warranty has been made by or on behalf of any party to this Agreement (or any officer, director, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties, expressly set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon any party unless in writing and signed by the party to be charged.

          (c)     Joint Preparation. This Agreement is to be deemed to have been prepared jointly by the parties hereto and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

          (d)     No Partnership. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third Person to create the relationship of principal and agent or of partnership or of joint venture.

          (e)     Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

          (f)     Partial Invalidity. If any term or provision of this Agreement or the application thereof to any party or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to parties or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          (g)     Governing Law. This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements to be performed in the State of New York.

          (h)     Definition. Dollar when used in this agreement refers to U.S. dollars.

          15.     Arbitration. Any dispute arising out of or related to this Agreement shall be settled by arbitration in Rochester, New York by a panel of three arbitrators and pursuant to the rules and procedures of Commercial Arbitration of the American Arbitration Association.

          16.     Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this

                                                                                99

10

Torvec, Inc.________

Variable Gear, LLC ________

Agreement by signing one or more counterparts.

          Licensor's Bankruptcy.     In the event LICENSOR seeks or is involuntarily placed under the protection of the bankruptcy laws, Title XI, U.S. Code, and the trustee in bankruptcy rejects this Agreement, LICENSEE hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this Agreement to the extent permitted by the law.

          IN WITNESS WHEREOF the parties have signed and sealed this Agreement this 28th day of June, 2000.

Torvec, Inc.

by _/S/ KEITH E. GLEASMAN______________________________

Title _President____     Date: _____________.

Attest:

by____________________________ Title______________________ Date ______________

Variable Gear, LLC

by _/S/ ROBERT C. HORTON______________________________

Title _Member___     Date____________________.

Attest:

by____________________________ Title______________________ Date ______________

APPENDIX A

TORVEC PATENT PROPERTIES

I.  Tracked Vehicle Patents

(A)  U.S. Patent Protection

(1)  Priority Applcn: USSN 544,390 (Abandoned)

(2)  U.S. Pat. No. 4,732,053

Title:	Multi-Axle Vehicle Steer Drive System

(3)  U.S. Pat. No. 4,776,235
Title:	No-Slip, Imposed Diff. Reduction Drive

(4)  U.S. Pat. No. 4,776,236
Title:	No-Slip, Imposed Differential

(5)  U.S. Pat. No. 4,895,052
Title:	Steer Driven Reduction Drive System

(6)  U.S. Ser. No. 09/213,650
Title:	Modular System for Track-Laying Vehicle

(7)  U.S. Ser. No. 09/435,218
Title:	Endless Elastic Track for Track-Laying Vehicles

Torvec Patent Properties

(B)  Non-U.S. Patent Protection

(1)  European Pat. 0 160 671
Countries:	France Germany Sweden United Kingdom
Title:	No-Slip, Imposed Differential

(2)  Japanese Pat. No. 2002555
Title:	No-Slip, Imposed Differential

(3)  PCT/US99/29281
Title:	Modular System for Track-Laying Vehicle

(4)  Endless Elastic Track for Track-Laying Vehicles

[NOTE: Foreign patent protection for this new "track design" will be sought via a PCT application within one year of its U.S. filing date, should the expenses of such filing be deemed warranted.]

II.  Orbital transmission:

(A)  U.S. Patent Protection

(1) U.S. Pat. No.: 5,186,692
Title:	Hydromechanical Orbital Transmission

Torvec Patent Properties

II.  Orbital transmission:

(b)  Non-U.S. Patent Protection

*   [NOTE: While the original development and testing of this infinitely variable transmission proved its remarkable abilities, it had to be operated in combination with commercially-available automotive hydraulic pump/motors which, unfortunately, created a combined unit that was larger and heavier than the automatic transmissions it was intended to replace. Since its immediate potential commercial value did not appear to warrant the continuation of the relatively high expenses related to obtaining foreign patent protection, such protection was abandoned.

However, with the development of the latest Torvec hydraulic pump/motors (i.e., US. 5,513,553, supra), which are remarkably smaller and lighter than presently-available automotive pump/motors, the Torvec transmission now has great commercial potential worldwide. Therefore, since the Torvec transmission is only commercially practical when used with the Torvec pump/motors, Torvec is not particularly handicapped by the fact that is has no patents outside of the U.S. that correspond directly to this U.S. patent. We believe that the Torvec transmission will be effectively protected by the international patents which are being sought on the Torvec pump/motors, and this international protection should continue in most countries until 2015.]

Torvec Patent Properties

III.  Variable Hydraulic Pump/Motor

(A)  U.S. Patent Protection

(1)  U.S. Pat. No.: 5,440,878
Title:	Variable Hydraulic Machine

(2)  U.S. Pat. No.: 5,513,553

Title:	Hydraulic Machine with Gear-Mounted Swash-Plate

(3)  U.S. Application Ser. No.: 09/238.444                 (Allowed)
Title:	Spool Valve for Fluid Control

III.  Variable Hydraulic Pump/Motor

(B)  Non-U.S. Patent Protection

(1)  PCT/US95/08732
Title:	Hydraulic Machine with Gear Mounted Swash-Plate
	Country AUSTRALIA BRAZIL CANADA CHINA EUROPE* JAPAN KOREA MEXICO	Application/Patent No. Patent No. 681534 Appln. No. PI 9508276-0 Patent No. 2,194,963 Appln. No. 95 1 95044.4 Appln No. 95 926268.5 Patent. No. 2807349 Patent No. 219293 Appln. No. 97 00288
*The European application has already been allowed and national patents will issue in Belgium, France, Germany, Great Britain, Italy, Spain, and Sweden.

Torvec Patent Properties

(2)  PCT/US00/01619
Title:	Spool Valve

IV.  Variable-Angle Gear System and Constant-Velocity Joint

(A)  U.S. Patents

(1)  U.S. Pat. No.: 5,647,802

Title:	Variable-Angle Gears

(2)  U.S. Pat. No. 5,613,914
Title:	Universal Coupling

(3)  U.S. Pat. No. 5,878,492
Title:	Method for Shaping the Teeth of Spherical Gears

Torvec Patent Properties

IV.  Variable-Angle Gear System and Constant-Velocity Joint (Cont'd)

(B)  Non-U.S. Patent Protection

(1)  PCT/US95/06538

Title:	Variable-Angle Gear System and Constant-Velocity Joint
Country AUSTRALIA BRAZIL CANADA CHINA EUROPE* JAPAN KOREA MEXICO

Application No.

Patent No. 681528
Appln. No. PI 9507908-4
Appln. No. 2,191,701
Appln. No. 95 1 94440.1
Patent. No. 0760064
(German Patent No. 69514654.8)
Appln. No. 501004/96
Patent No. 236819
Appln. No. 96 05859

*The European application has issued and in addition to the German patent noted above other national patents will issue in Belgium France, Germany, Great Britain, Italy, Spain, and Sweden.

EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in the Registration Statement on Form SB-2 of our report dated March 2,
2000 (with respect to Note G[4] March 14, 2000), on our audits of the financial statements of Torvec,
Inc. as of December 31, 1999 and for each of the years in the two year period ended December 31,
1999, and to the reference to our firm under the caption "Experts" included in the Prospectus.

/S/ RICHARD A. EISNER & COMPANY, LLP

Richard A. Eisner & Company, LLP

New York, New York
October 17, 2000

                                                                                                                   EXHIBIT 23.2

[CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD LETTERHEAD]

October 17, 2000

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

Gentlemen:

We have examined the corporate records and proceedings of Torvec, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

1.	The organization of the Company;

2.	The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

3.

The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 5,354,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") dated as of October 18, 2000.

Based upon such examination, we are of the opinion that:

(a)	Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

(b)

The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 21,335,587 shares of such Common Stock have been issued and are presently outstanding and 100,000,000 shares of preferred stock of which none have been issued;

Torvec, Inc.
October 17, 2000

(c)

The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

(d)

When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

          We hereby consent:

(1)	To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

(2)	To the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

Very truly yours, /S/ CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD CHAMBERLAIN D'AMANDA OPPENHEIMER & GREENFIELD

EXHIBIT 27

TORVEC, INC.
FINANCIAL DATA SCHEDULE
6/30/2000

PERIOD-TYPE
FISCAL-YEAR-END
PERIOD-START
PERIOD-END
CASH
SECURITIES
RECEIVABLES
ALLOWANCES
INVENTORY
CURRENT-ASSETS
EQUIPMENT
DEPRECIATION
TOTAL-ASSETS
CURRENT-LIABILITIES
BONDS
PREFERRED-MANDATORY
PREFERRED
COMMON
OTHER-SE
TOTAL-LIABILITY-AND-EQUITY
SALES
TOTAL-REVENUES
CGS
TOTAL-COSTS
OTHER-EXPENSES
LOSS-PROVISION
INTEREST-EXPENSE
INCOME-PRETAX
INCOME-TAX
INCOME-CONTINUING
DISCONTINUED
EXTRAORDINARY
CHANGES
NET-INCOME
EPS-BASIC
EPS-DILUTED

YEAR
December-31-2000
Jan-01-2000
June-30-2000
41,000
0
300,000
0
0
341,000
62,000
30,000
373,000
613,000
0
0
0
213,000
(594,000)
373,000
0
0
0
1,192,000
1,192,000
0
0
(1,192,000)
0
(1,192,000)
0
0
0
(1,192,000)
(.06)
(.06)